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                                                               EXHIBIT 10.1

                             LEASE BETWEEN
            SOBRATO INTERESTS III AND NETWORK EQUIPMENT TECHNOLOGIES
                           (OFFICE BUILDING 1)

Section                                                              Page #
Parties..............................................................  1
Premises.............................................................  1
Use..................................................................  1
PERMITTED USES.......................................................  1
USES PROHIBITED......................................................  1
ADVERTISEMENTS AND SIGNS.............................................  2
Term and Rental......................................................  2
BASE MONTHLY RENT....................................................  2
RENTAL ADJUSTMENT....................................................  2
LATE CHARGES.........................................................  3
SECURITY DEPOSIT.....................................................  3
Construction and Possession..........................................  4
BUILDING SHELL CONSTRUCTION..........................................  4
TENANT IMPROVEMENT PLANS.............................................  5
FINAL PRICING........................................................  5
CHANGE ORDERS........................................................  5
BUILDING SHELL COSTS.................................................  5
TENANT IMPROVEMENT COSTS.............................................  6
CONSTRUCTION.........................................................  6
GENERAL CONTRACTOR OVERHEAD & PROFIT.................................  6
TENANT DELAYS........................................................  6
INSURANCE............................................................  7
PUNCH LIST & WARRANTY................................................  7
OTHER WORK BY TENANT.................................................  7
Acceptance of Possession and Covenants to Surrender..................  7
DELIVERY AND ACCEPTANCE..............................................  7
CONDITION UPON SURRENDER.............................................  8
FAILURE TO SURRENDER.................................................  8
Alterations and Additions............................................  9
TENANT'S ALTERATIONS.................................................  9
EXEMPTED ALTERATIONS................................................. 10
FREE FROM LIENS...................................................... 10
COMPLIANCE WITH GOVERNMENTAL REGULATIONS............................. 10
Maintenance of Premises.............................................. 10
LANDLORD'S OBLIGATIONS............................................... 10
TENANT'S OBLIGATIONS................................................. 11
LANDLORD AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS........ 11
COMMON AREA COSTS.................................................... 11
TENANT'S ALLOCABLE SHARE............................................. 12
WAIVER OF LIABILITY.................................................. 12
Hazard Insurance..................................................... 13
TENANT'S USE......................................................... 13
LANDLORD'S INSURANCE................................................. 13
TENANT'S INSURANCE................................................... 13
WAIVER............................................................... 14
Taxes................................................................ 14
Utilities............................................................ 14
Toxic Waste and Environmental Damage................................. 14
TENANT'S RESPONSIBILITY.............................................. 15
TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS..................... 15
ACTUAL RELEASE BY TENANT............................................. 15
ENVIRONMENTAL MONITORING............................................. 16

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Tenant's Default..................................................... 16
REMEDIES............................................................. 17
RIGHT TO RE-ENTER.................................................... 17
ABANDONMENT.......................................................... 17
NO TERMINATION....................................................... 18
NON-WAIVER........................................................... 18

PERFORMANCE BY LANDLORD.............................................. 18
Landlord's  Liability................................................ 18
LIMITATION ON LANDLORD'S LIABILITY................................... 18
LIMITATION ON TENANT'S RECOURSE...................................... 19
INDEMNIFICATION OF LANDLORD.......................................... 19
Destruction of Premises.............................................. 19
DESTRUCTION BY AN INSURED CASUALTY................................... 19
DESTRUCTION BY AN UNINSURED CASUALTY................................. 20
TENANT'S RIGHT TO CANCEL ADJACENT LEASES............................. 20
Condemnation......................................................... 20
Assignment or Sublease............................................... 21
CONSENT BY LANDLORD.................................................. 21
ASSIGNMENT OR SUBLETTING CONSIDERATION............................... 21
NO RELEASE........................................................... 22
REORGANIZATION OF TENANT............................................. 22
PERMITTED TRANSFERS.................................................. 22
EFFECT OF DEFAULT.................................................... 22
EFFECTS OF CONVEYANCE................................................ 23
SUCCESSORS AND ASSIGNS............................................... 23
Option to Extend the Lease Term...................................... 23
GRANT AND EXERCISE OF OPTION......................................... 23
DETERMINATION OF FAIR MARKET RENTAL.................................. 23
RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL............. 24
PERSONAL TO TENANT................................................... 24
Option to Lease, Option to Purchase.................................. 25
General Provisions................................................... 25
ATTORNEY'S FEES...................................................... 25
AUTHORITY OF PARTIES................................................. 25
BROKERS.............................................................. 25
CHOICE OF LAW........................................................ 25
DISPUTE RESOLUTION................................................... 25
ENTIRE AGREEMENT..................................................... 26
ENTRY BY LANDLORD.................................................... 26
ESTOPPEL CERTIFICATES................................................ 26
EXHIBITS............................................................. 27
INTEREST............................................................. 27
MODIFICATIONS REQUIRED BY LENDER..................................... 27
NO PRESUMPTION AGAINST DRAFTER....................................... 27
NOTICES.............................................................. 27
RENT................................................................. 27
REPRESENTATIONS...................................................... 27
RIGHTS AND REMEDIES.................................................. 27
SEVERABILITY......................................................... 28
SUBORDINATION........................................................ 28
SUBMISSION OF LEASE.................................................. 28
SURVIVAL OF INDEMNITIES.............................................. 28
TIME................................................................. 28
TRANSPORTATION DEMAND MANAGEMENT PROGRAMS............................ 28
WAIVER OF RIGHT TO JURY TRIAL........................................ 29
USE OF ROOF.......................................................... 29

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RECORDATION.......................................................... 29
EXHIBIT A - Project.................................................. 31
EXHIBIT B-2 - Shell Plans and Specifications......................... 32
EXHIBIT C - Building Shell Definition................................ 33
BUILDING STRUCTURE................................................... 33
SITEWORK............................................................. 33
PLUMBING............................................................. 34
ELECTRICAL........................................................... 34
FIRE SPRINKLER....................................................... 34
SITE AMENITIES....................................................... 34
EXHIBIT C - Building Shell Definition................................ 34
EXHIBIT D - Tenant Improvement Plans and Specifications.............. 35
EXHIBIT E - Option to Lease.......................................... 36
GRANT OF OPTION...................................................... 36
TERM OF OPTION....................................................... 36
EXERCISE OF OPTION................................................... 36
CONDITIONS PRECEDENT................................................. 36
LEASE OF THE OPTION BUILDING......................................... 36
CONSTRUCTION OF SHELL AND TENANT IMPROVEMENTS........................ 38
SUCCESSORS........................................................... 38
EXHIBIT D - Tenant Improvement Plans and Specifications.............. 39

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   1. PARTIES:    THIS LEASE, is entered into on this ____ day of April, 1997, between SOBRATO INTERESTS III, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and NETWORK EQUIPMENT TECHNOLOGIES, a Delaware Corporation, whose address is 800 Saginaw Drive, Redwood City, California, 94063, hereinafter called respectively Landlord and Tenant.

   2. PREMISES:    Landlord hereby leases to Tenant, and Tenant hires from
Landlord those certain Premises with the appurtenances, situated in the City of Fremont, County of Alameda, State of California, consisting of a two-story office building of approximately 100,000 square feet ("Building 1") and 350 parking places which shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area, in a project initially consisting of 3 buildings totaling approximately 280,000 square feet on an approximately 17.5-acre first phase portion of a larger 33.5-acre site ("Project) as outlined in red on EXHIBIT "A". In addition, Tenant shall have the non-exclusive right to use the common area ("Common Area") surrounding the Building and additional buildings constructed within the Project. Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 5.B) constructed by Tenant pursuant to Section 5.B. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on adjacent land in the Project owned by Landlord, so long as such construction does not involve the removal of site amenities such as the volleyball court and outdoor seating or a reduction in size of the approximately 79,000 square foot amphitheatre area and water feature ("Quad") adjacent to the Building.

   Notwithstanding the provisions of this Section 2, Tenant shall be permitted to schedule with Landlord and reserve the Quad for its exclusive use from time to time for the purpose of conducting company meetings and events.

   3.USE:

   A. PERMITTED USES:    Tenant shall use the Building only for the following
purposes and shall not change the use of the Building without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, storage and other incidental uses such as training rooms, cafeteria and health club. Tenant shall use only the

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number of parking spaces allocated to Tenant.  All trucks and delivery vehicles shall (i) be parked at the rear of the Building near the loading areas, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonable necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

   B. USES PROHIBITED:    Tenant shall not commit or suffer to be committed
on the Premises any waste, nuisance, or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building in excess of the load limits for which such items are designed or set any load on the floor in excess of the load limits for which the floor is designed, or (iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

   C. ADVERTISEMENTS AND SIGNS:    Tenant will not place or permit to be
placed, in, upon or about the Premises (excluding the interior of the Building) any signs not approved by the city or other governing authority. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if

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not so removed, then Landlord may have same so removed at Tenant's expense.
Landlord hereby approves the general size and location of the exterior signs as shown in green on Exhibit "B-1".

   4.TERM AND RENTAL:

   A. BASE MONTHLY RENT:    The term ("Lease Term") shall be for one hundred
forty-four (144) months, commencing on the Commencement Date, estimated to occur on April 1, 1998, but finally determined pursuant to Section 5.G, and ending one hundred forty-four (144) months thereafter ("Expiration Date").
In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises an amount equal to the product of multiplying One Dollar and Twenty-Five Cents ($1.25) by the Rentable Square Footage (as hereinafter defined) of the Building. "Rentable Square Footage" is defined as the square footage of the Building when measured from outside exterior wall/glass to outside exterior wall/glass of each floor, including covered docks, covered entries, covered patios and covered balconies, but excluding roof overhangs. The Rentable Square Footage shall be derived based on Exhibit "B-2" as defined below and attached hereto. Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction, except as set forth herein, and without prior notice or demand, at the address specified in
Section 1 of this Lease or at such place or places as may be designated by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

   B. RENTAL ADJUSTMENT: Beginning twenty four (24) months after the Commencement Date, and every twenty four (24) months thereafter (an "Adjustment Date"), the then-payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index that has occurred during the twenty four (24) months preceding the then-applicable Adjustment Date. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the Commencement Date for the first Adjustment (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then-payable Base Monthly Rent shall be increased by multiplying the then-payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding

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any subsequent decrease in the Index, the increase in the CPI for any calendar year shall never be less than three percent (3%) nor more than eight percent (8%) per year compounded annually. On adjustment of the Base Monthly Rent, Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within sixty
(60) days of Tenant's receipt from Landlord of such calculation. Landlord's failure to adjust Base Monthly Rent on an Adjustment Date shall not prevent Landlord from retroactively adjusting Base Monthly Rent at any subsequent time during the Lease Term. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government in order to obtain substantially the same result as would have been obtained had the original Consumer Price Index been not been discontinued, revised or changed, which alternative index shall be selected by Landlord and shall be subject to Tenant's written approval.

   C. LATE CHARGES:    Tenant hereby acknowledges that late payment by Tenant
to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition

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to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J and calculated from the date thirty (30) days following the date such amount became due until the date such rent is paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Notwithstanding the foregoing, Tenant shall be granted one exception per calendar year when Base Monthly Rent may be received by Landlord up to ten
(10) days after notice to Tenant that such Base Monthly Rent is past due before Tenant incurs the 5% late charge.

   D. SECURITY DEPOSIT:    Prior to the Lease Commencement Date, Tenant shall
deposit with Landlord the sum of One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) ("Security "Deposit"). Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit at any time provided only that Landlord certifies to the issuer of the letter of credit that Tenant is in default under the Lease. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by
Tenant.   In the event Landlord draws against the letter of credit, Tenant shall replenish the existing letter of credit or cause a new letter of credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required.

Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit.. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default; and (iii) any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so

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used or applied, Tenant shall, within ten (10) days after written demand from
Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents"). Tenant may not assign or encumber the Security Deposit without the consent of Landlord. any attempt to do so shall be void and shall not be binding on Landlord. If Tenant performs every provision of this Lease to be performed by Tenant, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord may deliver or credit the security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

   5. CONSTRUCTION AND POSSESSION:

   A. BUILDING SHELL CONSTRUCTION: Landlord shall cause the shell of the Building ("Building Shell") to be constructed by independent contractors to be employed by and under the supervision of South Bay Construction ("General Contractor"), in general accordance with preliminary shell and site plans attached hereto as EXHIBIT "B-1" ("Preliminary Site

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Plan and Specifications").  Final Building Shell plans and guideline specifications shall be prepared by Arctec ("Architect") consistent with Exhibit "B-1" and approved by Landlord and Tenant for attachment by June 15, 1997 as EXHIBIT "B-2" ("Shell Plans and Specifications"). Landlord shall pay for all costs and expenses associated with the construction of the Building Shell. The Building Shell shall include those items set forth in the attached EXHIBIT "C" ("Building Shell Definition").

   B. TENANT IMPROVEMENT PLANS:    Tenant, at Tenant's sole cost and expense,
has hired Gensler & Associates ("Gensler") to prepare plans and outline specifications ("Tenant Improvement Plans and Specifications") which shall be attached as EXHIBIT "D" by August 29, 1997 with respect to the construction of improvements to the interior premises ("Tenant Improvements"). In addition, Gensler shall provide the Architect no later than April 21, 1997 with the interior stair and elevator locations and any other information related to the Tenant Improvement Plans and Specifications that Tenant wishes to be incorporated into the Shell Plans and Specifications. The Tenant Improvements shall consist of all items not included within the scope of the Building Shell Definition. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow General Contractor to construct the Tenant Improvements. The General Contractor shall contract directly with Tenant for construction of the Tenant Improvements and shall construct the Tenant Improvements in accordance with all Tenant Improvement
Plans and Specifications.   Landlord shall provide Tenant a work allowance to
be utilized by Tenant for the construction of Tenant Improvements ("Work Allowance") in an amount equal to the product of multiplying the Rentable Square Footage by Twenty-Five Dollars and Twenty-Five Cents ($25.25). The Work Allowance shall be paid by Landlord to Tenant as payments become due from Tenant to General Contractor. The Tenant Improvements shall not be removed or altered by Tenant without the prior written consent of Landlord as provided in Section 7. Tenant shall have the right to depreciate and claim and collect any investment tax credits in the Tenant Improvements during the initial Lease Term. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

   C. PRICING:    Within ten (10) days after completion of the Tenant
Improvements Plans and Specifications, General Contractor shall submit to Tenant competitive bids from at least three (3) subcontractors for each aspect of the work related to the Tenant improvements. General Contractor must

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utilize the low bid in each case unless Tenant approves General Contractor's use of another subcontractor, and the cost of the Tenant Improvements shall be based upon construction expenses equal to the sum of the bid amounts as approved by Tenant. Upon Tenant's written approval of the contract bids, which approval shall not be unreasonably withheld or delayed, Landlord and Tenant shall be deemed to have given their respective approvals of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and General Contractor shall proceed with the construction of the Tenant Improvements in accordance with the terms of Section 5.G below. If Tenant does not specifically approve or disapprove the bids within seven (7) days, Tenant shall be deemed to have approved the bids.

   D. CHANGE ORDERS:   Tenant shall have the right to order changes in the
manner and type of construction of the Building Shell or the Tenant Improvements. Upon request and prior to Tenant's submitting any binding change order, General Contractor shall promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on Landlord. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, General Contractor shall implement such change order and the cost of constructing the Tenant Improvements shall be paid by Tenant in accordance with the cost statement previously delivered by General Contractor to Tenant for any such change order.

   E. BUILDING SHELL COSTS:   Landlord shall pay all costs associated with
the Building Shell.

   F. TENANT IMPROVEMENT COSTS:   The cost of Tenant Improvements shall
consist of only the following to the extent actually incurred by General Contractor in connection with the construction of Tenant Improvements: construction costs, all permit fees, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements, and Landlord overhead as described in Section 5.H below. During the course of construction of Tenant Improvements, General Contractor may deliver to Tenant not more than once each calendar month a

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written request for payment which shall include and be accompanied by General
Contractor's certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested, and certifying that the progress payment requested is due to a subcontractor of General Contractor pursuant to a contract between General Contractor and the subcontractor. Tenant shall pay General Contractor, within fifteen (15) days after Tenant's receipt of the above items, the costs incurred by General Contractor in connection with Tenant Improvements installed in the Building in accordance with the Tenant Improvement Plans and Specifications, minus the retention set forth below. Tenant shall be entitled to retain ten percent (10%) of the amount invoiced by General Contractor until the Tenant Improvements are Substantially Complete as defined in Section 5.G below. Tenant shall pay the retained balance owing to General Contractor within fifteen (15) days following the date that the Tenant Improvements are Substantially Complete. All costs for Tenant Improvements shall be fully documented to and verified by Tenant.

   G. CONSTRUCTION:    Landlord shall use its reasonable efforts to obtain a
building permit from the City of Fremont as soon as possible after Tenant's approval of the Shell Plans and Specifications and to "Substantially Complete" construction of the Premises by April 1, 1998. The Building Shell and Tenant Improvements shall be deemed substantially complete ("Substantially Complete" or "Substantial Completion") when the Building Shell and Tenant Improvements have been substantially completed in accordance with the Shell Plans and Specifications and Tenant Improvement Plans and Specifications, and the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority for the Building Shell and Tenant Improvements, as well as the issuance of a certificate by the Architect certifying that the Building Shell has been substantially completed in accordance with the plans and the issuance of a certificate by Gensler certifying that the Tenant Improvements have been substantially completed in accordance with the plans. Completion of the landscaping shall not be required to deem the Premises "Substantially Complete" if inclement weather prevents Landlord from finishing this portion of the work. Any prevention, delay or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuel or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other act of God, and another causes beyond the reasonable control of Landlord (except financial inability) shall extend the dates contained in this Section 5.G by a period equal to the period of any said prevention, delay or stoppage.

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   H. GENERAL CONTRACTOR PROFIT:  As compensation to General Contractor for its services related to construction of the Building Shell and Tenant Improvements, General Contractor shall receive as profit a fee of 3% of the total construction costs incurred by General Contractor. The General Contractor's fee for profit and overhead related to construction of the Building Shell shall be the same percentage rate as the fee charged by the General Contractor to Tenant for construction of the Tenant Improvements.

   I. TENANT DELAYS:    A "Tenant Delay" shall mean any delay in Substantial
Completion of the Building as a result of any of the following: (i) Tenant's failure to complete or approve the Tenant Improvement Plans by the dates set forth in Section 5.B, (ii) Tenant's failure to approve the bids for construction by the dates set forth in Section 5.C, (iii) changes requested by Tenant to either the Shell Plans and Specifications or the Tenant Improvement Plans and Specifications which delay the progress of the work,
(iv) Tenant's request for materials components, or finishes which are not available in a commercially reasonable time given the anticipated Commencement Date, (v) Tenant's failure to pay, when due, any amounts requested to be paid by Tenant pursuant hereto, (vi) Tenant's request for more than one (1) rebidding of the cost of all or a portion of the work, and
(vii) any errors or omissions in the Tenant Improvement Plans provided by Gensler. Notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date the Premises are Substantially Complete, the Commencement Date shall be deemed to be the date Commencement Date would have occurred if no Tenant Delay had occurred as reasonable determined by Landlord. In addition, if a Tenant Delay results in an increase in the cost of the labor or materials, Tenant shall pay the cost of such increases.

   J. INSURANCE: General Contractor shall procure (as a cost of the Building Shell) a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00). Landlord shall also procure (as a cost of the Building Shell) builder's risk insurance for the full replacement cost of the Building Shell and Tenant Improvements while the Building and Tenant Improvements are under construction, up until the date that the fire insurance policy described in Section 9 is in full force and effect.

   K. PUNCH LIST & WARRANTY:   After the Building Shell and Tenant
Improvements are Substantially Complete, Landlord shall cause the General Contractor to immediately correct any construction defect or other "punch list" item which Tenant brings to General Contractor's attention. All such work shall be performed so as to reasonably minimize the interruption to Tenant and its activities on the Premises. General Contractor shall provide a standard contractor's warranty with respect to the Premises for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God.

   L.   OTHER WORK BY TENANT:   All work not described in the Shell Plans and
Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, General Contractor shall notify Tenant and shall permit Tenant and its authorized representatives and contractors access to the Premises before the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant or its authorized representatives and contractor shall be undertaken upon the following conditions: (i) if the entry into the Premises by Tenant or its representatives or contractors interferes with or delays General Contractor's work, Tenant shall cause the party responsible for such interference or delay to leave the Premises; and (ii) any contractor used by Tenant in connection with such entry and installation shall not interfere with General Contractor's work.

   6. ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

   A. DELIVERY AND ACCEPTANCE:    On the Commencement Date, Landlord shall
deliver and Tenant shall accept possession of the Premises and enter into occupancy of the Building on the Commencement Date. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition with the Building Shell and Tenant Improvements substantially complete, excepting only latent defects. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for "Punch List" type items of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure execute such acceptance agreement. Within one hundred eighty (180) days after the Commencement Date, Tenant agrees to be in occupancy of at least fifty percent (50%) of the rentable square footage of the Premises.

   B. CONDITION UPON SURRENDER:    Tenant further agrees on Expiration Date
or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all holes in interior walls shall be patched and painted so as to match the wall, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. If Landlord requires pursuant to Section 7 below, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work; provided however, that (i) Tenant shall not be required to pay for any work related to bringing the foundation, exterior load bearing walls and roof structure of the Building into compliance with applicable building codes and laws then in effect; and (ii) Tenant shall not be required to pay for any work which may be required to bring areas outside the Building into compliance with then-applicable building codes and laws. .

   C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this Section 7.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

   7. ALTERATIONS AND ADDITIONS:

   A. TENANT'S ALTERATIONS:    With the exception of Tenant Improvements
installed as part of initial construction of the Premises, Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. After receipt of Tenant's architectural and structural plans, Landlord shall have a period of ten (10) business days thereafter to grant its consent, which consent shall not be unreasonably withheld. Landlord shall indicate to Tenant at the time of Tenant's request, whether or not Landlord will require Tenant to remove such Alterations at the Expiration Date. Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date, unless exempted pursuant to Section 7.B below. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work; provided, however, that (i) Tenant shall not be required to pay for any work related to bringing the foundation, exterior load bearing walls and roof structure of the Building into compliance with applicable building codes and laws then in effect; and (ii) Tenant shall not be required to pay for any work which may be required to bring areas outside the Building into compliance with then-applicable building codes and laws. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord written notice of the anticipated and actual start-date of the work, and a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable building codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building or which do not cost more than Twenty Five Thousand Dollars ($25,000.00) per Alteration nor an aggregate of Fifty Thousand Dollars ($50,000.00) in any twelve (12) month period; provided, however, that Tenant shall still be required to deliver to Landlord the proposed architectural and structural plans for all such Alterations at least (15) days prior to the start of construction and comply with all other provisions of the preceding paragraph.

   B. EXEMPTED ALTERATIONS:    Notwithstanding the provisions of Section 7.A
above, Landlord shall not have the right to require Tenant to remove any Alterations at the end of the term of the Lease unless: (i) such Alterations were of a nature not typically found in manufacturing buildings; (ii) such Alterations create private offices smaller than 10'x12'; or (iii) such Alterations create hard wall partitioning that cover more than 35% of the interior square footage of the Premises or the perimeter window space of the Premises.

   C. FREE FROM LIENS: Tenant shall keep the Premises free from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

   D. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant shall continuously and without exception repair and maintain the Premises, including Tenant improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Governmental Regulations. Tenant, at its sole expense, shall make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations to the extent that the Governmental Regulations relate to or are required by and Law because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Alterations or Trade Fixtures. Landlord, at Landlord's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations to the extent not required by Tenant pursuant to the preceding sentence. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

   8.MAINTENANCE OF PREMISES:

   A. LANDLORD'S OBLIGATIONS:    Landlord at its sole cost and expense, shall
maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building Shell. Landlord shall also, at Tenant's sole cost and expense through reimbursement as provided in this Section 8, clean, maintain, repair and replace when necessary the following parts of the Premises: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment (excluding adjustments to interior zones after initial occupancy of the Premises and balancing of the equipment), (iii) all exterior windows, door entrances, plate glass and glazing systems including caulking, and skylights, (iv) all automatic fire extinguisher equipment, (v) the parking lot and all underground utility facilities servicing the Premises, (vi) all elevator equipment, (vii) the roof membrane system, and (viii) all waterscape, landscaping and shrubbery. With respect to items (ii), (vi) and (vii) above, Landlord shall provide Tenant, upon request from Tenant, a copy of a service contract between Landlord and a licensed service contractor providing for period maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Landlord shall provide Tenant a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Tenant.

   B. TENANT'S OBLIGATIONS:     Unless required by Landlord pursuant to
Section 8.A above or unless such
services are shared (in which event the provisions of Sections 8.C, 8.D and 8.D shall apply as to such shared services), Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all fixtures, interior walls, floors, carpets and ceilings, and (ii) all electrical facilities and equipment. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

   C. LANDLORD AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:
Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of the expenses resulting from Landlord's payment of Common Area Costs (as defined in Section 8.D below). Tenant agrees to pay its Allocable Share of the Common Area Costs as additional rental within thirty (30) days of written invoice from Landlord.

   D. COMMON AREA COSTS:    For purposes of calculating Tenant's Allocable
Share of Building and Project Costs, the term "Common Area Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Project in which the Premises are located, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following: (i) common area utilities, including water, to the extent not separately metered; (ii) common area maintenance and service agreements for the Project and the equipment therein, including without limitation, maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if required pursuant to Section 9.B) insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); (v) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls; and (vi) fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in the expenses to be reimbursed by Tenant shall not exceed the monthly rate of 5% of the Base Monthly Rent, which the parties acknowledge as a reasonable and fair market value for such services. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

   E. TENANT'S ALLOCABLE SHARE:    For purposes of prorating Common Area
Costs which Tenant shall pay, Tenant's Allocable Share of Common Area Costs shall be computed by multiplying the total Common Area Costs by a fraction, the numerator of which is the Rentable Square Footage of the Building and the denominator of which is either the total Rentable Square Footage of the Building if the service is allocable only to the Building, or the total square footage of the Project if the service is allocable to the entire Project. Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the Lease Commencement and Expiration dates and is subject to recalculation in the event of expansion of the Building or Project.

   F. WAIVER OF LIABILITY:     Failure by Landlord to perform any defined
services, if any, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

Notwithstanding the foregoing, in the event Landlord fails to perform in its obligation under Section 8.A above to maintain plumbing and sewage facilities, HVAC equipment, exterior windows, door entrances, plate glass and glazing systems, skylights, fire extinguisher equipment, the parking lot, underground utilities, elevator equipment, the roof membrane or landscaping related to the Premises, Tenant may, after providing Landlord thirty (30) days' written notice, undertake such maintenance at its own cost if Landlord has not commenced such maintenance and Landlord shall reimburse Tenant for its expenditure. The provisions of this paragraph do not apply to items about which Landlord and Tenant may disagree as to the scope or necessity of work.

   G. REVIEW: Landlord shall maintain at all times during the term of this Lease, at the office of Landlord, accurate records with respect to Common Area Costs for the previous two-year period of the Lease, and shall retain such records and such other documents as are reasonably necessary to audit the Common Area Costs. Upon two weeks prior notice from Tenant, Landlord shall make available for Tenant's inspection (or inspection performed by Tenant's accountant and/or consultants) at Landlord's office, during normal business hours, Landlord's records relating to the Common Area Costs for the most recent two years of the Lease. If an audit, review or inspection by a Tenant or Tenant's accountant or consultant alleges an overbilling, Tenant may submit a claim for the overbilled amount to Landlord, detailing the nature of the overbilling, and Landlord shall have thirty (30) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord's contest of Tenant's claims. If Landlord's statement is determined to be in error by 3% or more, Landlord shall reimburse Tenant within thirty (30) days following such determination for any overpayment of Common Area Costs, as well as the cost of Tenant's review of Landlord's books and records not to exceed $2,500.00 (including the cost of Tenant's accountant or consultant, neither of which cost may be included as Common Area Costs), together with interest on such amount, calculated at the Interest Rate, from the dates such amounts were initially paid by Tenant.

   H. RECOVERY: Landlord shall not expend more than the reasonable and fair market value for any goods, services, labor or materials purchased or provided by Landlord in connection with the management, operation, maintenance and repair of the Building or the Common Area.

   9. HAZARD INSURANCE:

   A. TENANT'S USE:    Tenant shall not use or permit the Premises, or any
part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

   B. LANDLORD'S INSURANCE:    Landlord agrees to purchase and keep in force
fire, extended coverage insurance in an amount equal to the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within thirty (30) days after written invoice to Tenant. If required by the holder of the first deed of trust on the property, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles which, in the case of earthquake and flood insurance may be up to 15% of the replacement value of the property. Additionally Landlord may maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental lost insurance covering a twelve (12) month period. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

Notwithstanding the above, Tenant shall have no obligation to pay premiums payable with respect to earthquake insurance covering the Premises, unless such coverage is (i) required by the lender in whose favor a first deed of trust of the Premises has been granted, and (ii) is also generally required by institutional lenders on similar properties in Alameda County. In such event, the amount of the earthquake insurance premium required to be paid by Tenant shall be limited to an amount equal to four (4) times the premium for casualty insurance for the Building.

   C. TENANT'S INSURANCE:    Tenant agrees, at its sole cost, to insure its
personal property, Tenant Improvements (for which it has paid from sources other than the Work Allowance), and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

   D. WAIVER:    Landlord and Tenant hereby waive all rights each may have
against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

   10. TAXES:    Tenant shall be liable for and shall pay as additional
rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures;
(ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. Tenant's obligation under this Section shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Building, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to reimburse Landlord for all costs incurred by Landlord in connection with such application or proceeding. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant, provided Tenant does not withhold or delay its required payment to Landlord during such contention. Landlord shall not be required to join in any such proceeding or contest unless the provisions of any law require that the proceeding or contest be brought by or in the name of the owner of the Premises. In such event, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, provided that Landlord is not required to bear any cost in connection therewith.

   11. UTILITIES:    Tenant shall pay directly to the providing utility all
water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or failure to furnish utilities to the Premises, and Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease.

   12. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

   A. TENANT'S RESPONSIBILITY:    Without the prior written consent of
Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that it will do the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

   B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS:    Tenant shall, at
its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant through the surface soils of the Premises during the Lease Term or the violation of any environmental law, by Tenant or Tenant's Agents. Tenant's indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) all costs of defending such claims; (iv) Losses attributable to diminution in the value of the Premises or the Building; (v) Loss or restriction of use of rentable space in the Building; (vi) Adverse effect on the marketing of any space in the Building; and (All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease.

   C. ACTUAL RELEASE BY TENANT:Tenant agrees to notify Landlord of any lawsuits or orders of which it becomes aware which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices received from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, Tenant's Agents and employees within the Building).

In the event of any release on or into the Premises or into the soil or ground water under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this
Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of Section 19.E of this Lease.

   D. ENVIRONMENTAL MONITORING:     Landlord and its agents shall have the
right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within thirty (30) days following Landlord's written demand therefore.

   13. TENANT'S DEFAULT:    The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay any rent due under this Lease within ten (10) days after written receipt of notice from Landlord that such rent is past due,
(ii) the abandonment of the Premises by Tenant, as defined in California Civil Code Section 1951.3; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (viii) any default by Tenant on other buildings leased by Tenant within the Project.

   A. REMEDIES:    In the event of any such default by Tenant, then in
addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions. and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in
(i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

   B. RIGHT TO RE-ENTER:     In the event of any such default by Tenant,
Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

   C. ABANDONMENT:     If Landlord does not elect to terminate this Lease as
provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

   D. NO TERMINATION:     Landlord's re-entry or taking possession of the
Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

   E. NON-WAIVER:   Landlord may accept Tenant's payments without waiving any
rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts partial payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

Furthermore, the Landlord's acceptance of Rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenants Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

   F. PERFORMANCE BY LANDLORD:    If Tenant fails to perform any obligation
required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate within ten (10) days of Landlord's written notice for such payment.

   14. LANDLORD'S  LIABILITY:

   A. LIMITATION ON LANDLORD'S LIABILITY:    In the event of Landlord's
failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable
payment or deposit.   Tenant Further waives any right to terminate this Lease
and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief, with the sole exception that if Landlord fails to perform in its obligation under Section 8.A to maintain plumbing and sewage facilities, HVAC equipment, exterior windows, door entrances, plate glass and glazing systems, skylights, fire extinguisher equipment, the parking lot, underground utilities, elevator equipment, the roof membrane or landscaping related to the Premises, Tenant may, after providing Landlord thirty (30) days' written notice, undertake such maintainence at its own cost if Landlord has not commenced such maintenance. This exception does not apply to items about which Landlord and Tenant may disagree as to the scope or necessity of work.

   B. LIMITATION ON TENANT'S RECOURSE:    If Landlord is a corporation trust,
partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

   C. INDEMNIFICATION OF LANDLORD:    As a material part of the consideration
rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant and Tenant's Agents or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents. Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

   15. DESTRUCTION OF PREMISES:

   A. DESTRUCTION BY AN INSURED CASUALTY: In the event of a destruction of the Premises during the Lease Term by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction, Landlord shall repair the same to the extent of such proceeds. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord. If the repairs cannot be made in 180 days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord, then Landlord or Tenant may terminate this Lease within fifteen (15) days of Landlord's determination of the foregoing. Notwithstanding the foregoing, either Landlord or Tenant shall have the option to terminate the Lease in the event of a total destruction of the Premises or in the event of a partial destruction occurs in the last year of the Lease Term and will take more than sixty (60) days to repair. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

   B. DESTRUCTION BY AN UNINSURED CASUALTY:    In the event of a total or
partial destruction of the Premises during the Lease Term by a casualty for which

Landlord has not received insurance proceeds sufficient to repair the damage or destruction, Landlord may elect to either (i) terminate this Lease by giving written notice to Tenant within fifteen (15) days after determining the replacement cost and furnishing reasonable evidence thereof to Tenant; or
(ii) rebuild the Premises, provided the damage can be repaired within one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord. Notwithstanding the foregoing, if the cost to repair the damage from an uninsured casualty is less than 5% of the then replacement cost of the Building (excluding Tenant Improvements), then Landlord shall repair the damage. If Landlord contributes to payment for an uninsured loss, the contributed amount shall be amortized over the useful life of the improvements and such amortized amount shall be reimbursed by Tenant to Landlord as additional rent, together with interest at the prime rate of Union Bank plus two percent (2%). If Landlord so elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate.

   C. TENANT'S RIGHT TO CANCEL ADJACENT LEASES:    In the event the Lease is
terminated pursuant to Section 15.A or 15.B above, Tenant shall have the right to simultaneously terminate its leases for the other buildings within the first phase of the Project leased by Tenant.

   16. CONDEMNATION:    If any part of the Premises shall be taken for any
public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of such taking.

   17. ASSIGNMENT OR SUBLEASE:

   A. CONSENT BY LANDLORD:    Except as specifically provided in this Section
17, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord, which consent shall not be unreasonably withheld as defined below. In the event Tenant desires to assign this Lease or any interest herein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the preceding three years, (iii) the nature of the proposed transferee's business to be carried on in the Premises, (v) all consideration to be given on account of the Transfer, and (vi) a current financial statement of Tenant. Landlord may condition its approval of any Transfer to a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a ten (10) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 10-day period, Landlord shall be deemed to have elected option (ii) above. Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; and (iv) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, not to exceed $2,500.00; and (vi) Tenant shall not have advertised or publicized the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

   B. ASSIGNMENT OR SUBLETTING CONSIDERATION:    Any rent or other economic
consideration realized by Tenant under any sublease and assignment, in excess of the rent payable hereunder and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, after first deducting all direct costs incurred by Tenant in connection with such transaction. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

   C. NO RELEASE:    Any assignment or sublease, including assignments or
deemed assignments pursuant to Section 17.D below, shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by

Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

   D. REORGANIZATION OF TENANT:    If Tenant is a corporation, the following
shall be deemed a voluntary assignment of Tenant's interest in this Lease:
(i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation, and
(ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors.

   E. PERMITTED TRANSFERS:    Notwithstanding anything contained in this
Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as such transaction is not entered into as a subterfuge by Tenant to be relieved of or otherwise diminish its obligations under this Lease; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquisition is not entered into as a subterfuge by Tenant to be relieved of or otherwise diminish its obligations under this Lease.

   F. EFFECT OF DEFAULT:    In the event of Tenant's default, Tenant hereby
assigns all rents due from any
assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A Lease termination due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

   G. CONVEYANCE BY LANDLORD:    As used in this Lease, the term "Landlord"
is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

   F. SUCCESSORS AND ASSIGNS:    Subject to the provisions this Section 17,
the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all parties hereto; and all parties hereto shall be jointly and severally liable hereunder.

   18. OPTION TO EXTEND THE LEASE TERM:

   A. GRANT AND EXERCISE OF OPTION:    Provided Tenant concurrently exercises
its options to extend the lease terms on all other buildings leased by Tenant within the first phase portion of the Project, Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen (18) months prior to the Expiration Date but no later than twelve (12) months prior to the Expiration Date. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except this Section shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of either the average of Base Monthly Rent paid during the previous term, or the then Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building.

   B. DETERMINATION OF FAIR MARKET RENTAL:    If Tenant exercises the Option,
Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the basis for determining the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty
(30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

   C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL:    Any
disagreement regarding Fair Market Rental shall be resolved as follows:

   1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at least two (2) times at a mutually agreeable time and place, in an attempt to resolve the disagreement.


   2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

   3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

   4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

   D. PERSONAL TO TENANT:    All Options provided to Tenant in this Lease are
personal and granted to Network Equipment Technologies and any entity resulting from a permitted transfer as set forth in Section 17.E above and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

   19. OPTION TO LEASE :   Landlord has granted Tenant an option to lease
addition buildings on the terms set forth in EXHIBIT "E".

   20. GENERAL PROVISIONS:

   A. ATTORNEY'S FEES:    In the event a suit or alternative form of dispute
resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

   B. AUTHORITY OF PARTIES:   Each party represents and warrants to the other
party that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of it, and that this Lease is binding upon the signing party in accordance with its terms. At either party's request, the other party shall provide the requesting party with proof in a form acceptable to the requesting party, authorizing the execution of the Lease.

   C. BROKERS:    Tenant represents it has not utilized or contacted a real
estate broker or finder with respect to this Lease other than Julien J.

Studley, Inc. and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

   D. CHOICE OF LAW:    This Lease shall be governed by and construed in
accordance with California law.   Venue shall be Alameda County.

   E. DISPUTE RESOLUTION:     Landlord and Tenant and any other party that
may become a party to this Lease or be deemed a party to this Lease including any subtenants agree to and shall mediate any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute,, except for any claim by Landlord for unlawful detainer, or any action within the jurisdiction of the small claims court. The mediation shall be held prior to any court action or arbitration.
 The mediation shall be confidential and in accordance with California Evidence Code Section1152.5. In the event the parties are not able to agree on a mediator within thirty days JAMS or another judicial and mediation service mutually acceptable to the parties shall appoint a mediator. In the event the mediator determines that a second mediation session is necessary, it shall be conducted in accordance with this paragraph. Should the prevailing party attempt an arbitration or a court action before attempting to mediate, THE PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEYS FEES THAT MIGHT OTHERWISE BE AVAILABLE TO THEM IN A COURT ACTION OR ARBITRATION, AND IN ADDITION THERETO, THE PARTY WHO IS DETERMINED BY THE ARBITRATOR TO HAVE RESISTED MEDIATION SHALL BE SANCTIONED BY THE ARBITRATOR OR JUDGE. Except for any claim by Landlord for unlawful detainer or any claim within the Jurisdiction of the small claims court (which for such claims the parties agree shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then-existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. The parties to the arbitration shall have those rights of discovery that the arbitrator(s) deem necessary (after application to the arbitrator(s)) to a full and fair hearing of the matter. However, in no event shall the parties be entitled to propound interrogatories or requests for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California Attorney. The venue for any such arbitration's or mediations shall be in Santa Clara County.

   F. ENTIRE AGREEMENT:    This Lease contains all of the agreements and
conditions made between the parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

   G. ENTRY BY LANDLORD:    Upon prior notice to Tenant and subject to
Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; and (iv) performing any obligations of Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

   H. ESTOPPEL CERTIFICATES:    At any time during the Lease Term, Landlord
or Tenant shall, within ten (10) days following written notice from the other party, execute and deliver to the requesting party a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on either party's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as either party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Landlord or Tenant's failure to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect without modification, except as may be represented by such party, and that there are no uncured defaults in such party's performance. Tenant agrees to provide, within fifteen (15) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing the Premises or Landlord's interest therein.

   I. EXHIBITS:    All exhibits referred to are attached to this Lease and
incorporated by reference.

   J. INTEREST:    All rent due hereunder, if not paid when due, shall bear
interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment(including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

   K. MODIFICATIONS REQUIRED BY LENDER:     If any Lender of Landlord
requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever reasonable documents are required and deliver them to Landlord within ten (10) days after the request.

   L. NO PRESUMPTION AGAINST DRAFTER:    Landlord and Tenant understand,
agree and acknowledge that this Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

   M. NOTICES:    All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. when a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

   N. RENT:    All monetary sums due from Tenant to Landlord under this
Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

   O. REPRESENTATIONS:    Tenant acknowledges that neither Landlord nor any
of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter.
 Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

   P. RIGHTS AND REMEDIES:    All rights and remedies hereunder are
cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

   Q. SEVERABILITY:    If any term or provision of this Lease is held
unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

   R. SUBORDINATION:    This Lease is subject and subordinate to ground and
underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Notwithstanding the foregoing, the subordination of this Lease shall be subject to Tenant's receipt of a

Nondisturbance and Attornment Agreement in a commercially reasonable form.

   S. SUBMISSION OF LEASE:    Submission of this document for examination or
signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

   T. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

   U. TIME:    Time is of the essence hereunder.

   V. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand.

   W. WAIVER OF RIGHT TO JURY TRIAL:    Landlord and Tenant waive their
respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

   X. USE OF ROOF:    Tenant shall have the exclusive right to use the roof
of the Building at no charge to place and maintain telecommunications antennas, microwave or satellite dishes and other communications equipment. Such use of the roof shall be subject to receipt of all required government approvals, at Tenant's sole cost. The placements of any such antennas or satellite dishes or other communications equipment on the roofs, the modifications of the roof to accommodate such equipment, and the installation of any such equipment shall be subject to Landlord's reasonable prior approval of the plans and methods therefore. Such use of the roof shall not restrict, impair or negate any warranty relating to the roofs and Tenant shall be responsible for any and all damage, leakage or extraordinary wear and tear to the roof occurring as a result of such use of the roofs. Installation of such equipment shall be supervised by Landlord and performed in a first class workmanlike manner. Prior to the Expiration Date, Tenant shall, at its sole cost and expense, remove all such roof equipment as Landlord desires and restore the roof to its condition as of the Commencement Date. Such repair and restoration shall include causing the roof to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by removal of the roof equipment and restoration work on the roof.

   Y. RECORDATION:    Within forty-five (45) days after the execution and
delivery of this Lease by Landlord and Tenant, Landlord shall execute and notarize a short form Memorandum of Lease, in recordable form, and shall deliver the same to Tenant for Tenant's recording. Within (45) days following the finalizing by Landlord of a new parcel map for the Project, Landlord and Tenant shall execute all necessary documents to eliminate the Short Form Memorandum of Lease and shall concurrently execute a new short form Memorandum of Lease for recordation on the parcel affected by this Lease. At such time, Landlord and Tenant shall also execute a Memorandum of Lease for recordation on parcels affected by Tenant's Option to Lease pursuant to Exhibit "E" of this Lease. Prior to the expiration or earlier termination of the Lease and/or Option to Lease, Tenant agrees to promptly execute all necessary documents to eliminate the Short Form Memorandum of Lease as an exception to title.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD: Sobrato Interests IIITENANT:Network Equip-a California Limited Partnershipment Technologies a Delaware Corporation

By:  _______/S/___________________By: ____________ /S/ ___________________

Its:  General PartnerIts:Sr. Vice President
                                 & CFO

EXHIBIT - OPTION TO LEASE

RECITALS:

   A. As part of the consideration for Tenant entering into the Lease, Landlord is willing to grant to Tenant an option to lease a maximum of two
(2) buildings to be constructed on two adjacent parcels of land, approximately 5.3 and 4.5 acres respectively, owned by Landlord and shown on
SCHEDULE 1 ("Option Properties). Such buildings currently do not exist, but Landlord is willing, subject to the conditions set forth herein, to construct such buildings if Tenant exercises such option to lease, all pursuant to the terms and conditions set forth below. Such buildings and property is herein referred to as the "Option Buildings".

   B. The parties now wish to document the terms of such option to lease the Option Buildings.

NOW, THEREFORE, in consideration of the execution of the Lease by both parties, and in consideration of the mutual covenants set forth below, the parties agree as follows:

   1. GRANT OF OPTION.    Landlord hereby grants to Tenant an option to lease
the Option Buildings (the "Option") subject to the terms and conditions set forth in this Agreement.

   2. TERM OF OPTION.    Tenant shall be entitled, subject to paragraph 3
below, to exercise the Option at any time during the period commencing on the execution date of the Lease and ending on June 1, 1999. Such period shall herein be referred to as the "Option Period".

   3. EXERCISE OF OPTION.    Tenant shall exercise the Option only by
delivery of written notice to Landlord within the Option Period of such exercise ("Exercise Date"). Tenant shall be entitled to exercise the Option only if at the time of such exercise Tenant is not in default under the terms of the Lease. In the event the Lease has been terminated for any reason, this Option shall automatically terminate. At the time Tenant exercises the Option, Tenant must notify Landlord of the amount of building square footage it desires to lease pursuant to the Option.

   4. CONDITIONS PRECEDENT.    Landlord's obligation to construct the Option
Buildings are expressly conditioned upon Landlord's ability to within one hundred twenty (120) days of the Exercise Date to (i) secure a commitment by an institutional lender to make a fixed rate non-recourse non-participating loan to Landlord in a minimum amount equal to eighty-five percent (85%) of Total Project Costs (as defined below), and (ii) obtain all permits and governmental approvals necessary for the construction of the Option Buildings.

   5. LEASE OF THE OPTION BUILDING.    Within thirty (30) days after Tenant's
exercise of the Option, Landlord and Tenant shall enter into a written lease of the Option Buildings (the "Option Building Lease"). The Option Building Lease shall be on the same terms as the Lease, except as follows:

   (a) The Premises shall be Option Buildings. References in the Lease format shall be changed in the Option Building Lease to refer to Option Building.

   (b) Landlord shall provide 3.5 parking spaces per 1,000 square feet of leasable space within the Option Buildings.

   (c) The term shall commence upon the date of Substantial Completion (as the term is defined in the Lease) of the Building Shell and Tenant Improvements for the Option Building ("Commencement Date"), and end on the twelfth (12th) anniversary thereof, with options to extend pursuant to the Lease.

   (d) Rent shall be payable beginning on the Commencement Date. Base Monthly Rent shall be equal to one hundred thirty percent (130%) of (i) the product of the (i) Total Project Costs as defined below and (ii) the best non-participating twelve (12) year fixed rate permanent loan constant available prior to the start of construction of the Option Building. In no event shall the amortization period of the loan exceed twenty (20) years. In the event that actual project costs have not been determined by the Commencement Date, the rent shall be based on Landlord's reasonable estimate of Project Costs until such time as actual Project Costs are available.

Total Project Costs shall be equal to the sum of (i) the Fair Market
Value of the Property, at the time Tenant exercises the Option determined by appraisal as provided in the Lease, (ii) payments by Landlord for labor and materials to contractors performing construction work in connection with the Option Buildings, (iii) fees for building permits, licenses, inspection, utility connections or extensions, and any other fees imposed by governmental entities, (iv) fees of engineers, architects, consultants and others providing professional services in connection with the construction of the Option Buildings, (v) construction loan interest paid by Landlord including interest on Landlord's equity with respect to the construction of the Option Buildings, calculated at the reference rate charged by Union Bank plus one percent (1%), (vi) loan fees payable for the construction and/or permanent loan for the Option Buildings (vii) real property taxes and assessments levied against the Property during the period the Option Buildings is constructed, (viii) liability and builders risk insurance premiums and completion bond premiums paid by Landlord with respect to the construction of the Option Buildings, (ix) real estate leasing commissions or fees payable by Landlord with respect to the Option Buildings in the event Tenant retains a broker; and (x) a sum equal to seven percent (7%) of the Total Project Cost, for Landlord's construction and development services including onsite and offsite supervision and management services provided by Landlord.

The Base Monthly Rent shall then be increased on the same basis as provided in Section 4.B of the Lease.

   (e) The security deposit (in the form of a letter of credit) shall be equal to the Base Monthly Rent amount for the Option Buildings for the first month of the term.

   (f) The Work Allowance shall be modified to (i) reflect a Work Allowance of Twenty Five Dollars ($25.00) times the number of leasable square feet of space in the Option Buildings, and (ii) require Tenant's submission to Landlord of its Tenant Improvement Plans as set forth below in this Agreement.

   (g) The Lease shall be amended (i) to extend the original Lease Term so as to be co-terminus with the original term of Option Building Lease; and (ii) to provide that a default under Lease shall be deemed a default under the Option Building Lease; and that a default under the Option Building Lease shall be deemed a default under the Lease. The rent for the Premises under the Lease during the extended term shall be at Fair Market Value (as the term is therein defined) but not less than the rent paid in the preceding period

   6. CONSTRUCTION OF SHELL AND TENANT IMPROVEMENTS.

   (a) Within sixty (60) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant plans and specifications for construction of the shell of Option Buildings (together called the "Shell Plans"). The Shell Plans shall contemplate construction of two buildings of 100,000 leasable square feet each.
"Leasable Square Feet" shall include all square footage within the Option Buildings when measured from outside exterior wall/glass to outside exterior wall/glass of each floor, including docks, entries, patios and balconies covered by a structural roof, but excluding roof overhangs. The Shell Plans shall contemplate construction of a Building Shell of a design and size similar to the Building Shell of the Premises.

   (b) Within ninety (90) days after Tenant's receipt of the Shell Plans, Tenant shall submit to Landlord, for Landlord's approval, Tenant Improvement Plans respecting Tenant Improvements that Tenant desires Landlord to construct in the Option Buildings. General Contractor shall commence construction of Option Buildings as soon as reasonably possible after removal of the conditions precedent outlined in Section 4 of this Exhibit, and continue diligently to construct the same until completion thereof in accordance with the Shell Plans. All costs of construction of the Building Shell of Option Buildings shall be borne solely by Landlord. The costs included within the Building Shell construction shall be as set forth in EXHIBIT "C" of the Lease. All costs of Tenant Improvements in excess of the Work Allowance shall be borne solely by Tenant.

   7. SUCCESSORS.    The Option provided Tenant in this Exhibit is personal
and granted to Network Equipment Technologies and is not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. Except as previously provided, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
 In no event, however, shall any lender be obligated to perform the terms this Option in the event of a foreclosure of Landlord's interest in the Premises or the Property.

                                 LEASE BETWEEN
               SOBRATO INTERESTS III AND NETWORK EQUIPMENT TECHNOLOGIES
                              (OFFICE BUILDING 2)

Section                                                               Page #
-------                                                               ------

Parties..............................................................     1
Premises.............................................................     1
Use..................................................................     1
PERMITTED USES.......................................................     1
USES PROHIBITED......................................................     1
ADVERTISEMENTS AND SIGNS.............................................     2
Term and Rental......................................................     2
BASE MONTHLY RENT....................................................     2
RENTAL ADJUSTMENT....................................................     2
LATE CHARGES.........................................................     3
SECURITY DEPOSIT.....................................................     3
Construction and Possession..........................................     4
BUILDING SHELL CONSTRUCTION..........................................     4
TENANT IMPROVEMENT PLANS.............................................     5
FINAL PRICING........................................................     5
CHANGE ORDERS........................................................     5
BUILDING SHELL COSTS.................................................     5
TENANT IMPROVEMENT COSTS.............................................     6
CONSTRUCTION.........................................................     6
GENERAL CONTRACTOR OVERHEAD & PROFIT.................................     6
TENANT DELAYS........................................................     6
INSURANCE............................................................     7
PUNCH LIST & WARRANTY................................................     7
OTHER WORK BY TENANT.................................................     7
Acceptance of Possession and Covenants to Surrender..................     7
DELIVERY AND ACCEPTANCE..............................................     7
CONDITION UPON SURRENDER.............................................     8
FAILURE TO SURRENDER.................................................     8
Alterations and Additions............................................     9
TENANT'S ALTERATIONS.................................................     9
EXEMPTED ALTERATIONS.................................................    10
FREE FROM LIENS......................................................    10
COMPLIANCE WITH GOVERNMENTAL REGULATIONS.............................    10
Maintenance of Premises..............................................    10
LANDLORD'S OBLIGATIONS...............................................    10
TENANT'S OBLIGATIONS.................................................    11
LANDLORD AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS........    11
COMMON AREA COSTS....................................................    11
TENANT'S ALLOCABLE SHARE.............................................    12
WAIVER OF LIABILITY..................................................    12
Hazard Insurance.....................................................    13
TENANT'S USE.........................................................    13
LANDLORD'S INSURANCE.................................................    13
TENANT'S INSURANCE...................................................    13
WAIVER...............................................................    14
Taxes................................................................    14
Utilities............................................................    14
Toxic Waste and Environmental Damage.................................    14
TENANT'S RESPONSIBILITY..............................................    15
TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS.....................    15
ACTUAL RELEASE BY TENANT.............................................    15
ENVIRONMENTAL MONITORING.............................................    16

Tenant's Default.....................................................    16
REMEDIES.............................................................    17
RIGHT TO RE-ENTER....................................................    17
ABANDONMENT..........................................................    17
NO TERMINATION.......................................................    18
NON-WAIVER...........................................................    18

PERFORMANCE BY LANDLORD..............................................    18
Landlord's  Liability................................................    18
LIMITATION ON LANDLORD'S LIABILITY...................................    18
LIMITATION ON TENANT'S RECOURSE......................................    19
INDEMNIFICATION OF LANDLORD..........................................    19
Destruction of Premises..............................................    19
DESTRUCTION BY AN INSURED CASUALTY...................................    19
DESTRUCTION BY AN UNINSURED CASUALTY.................................    20
TENANT'S RIGHT TO CANCEL ADJACENT LEASES.............................    20
Condemnation.........................................................    20
Assignment or Sublease...............................................    21
CONSENT BY LANDLORD..................................................    21
ASSIGNMENT OR SUBLETTING CONSIDERATION...............................    21
NO RELEASE...........................................................    22
REORGANIZATION OF TENANT.............................................    22
PERMITTED TRANSFERS..................................................    22
EFFECT OF DEFAULT....................................................    22
EFFECTS OF CONVEYANCE................................................    23
SUCCESSORS AND ASSIGNS...............................................    23
Option to Extend the Lease Term......................................    23
GRANT AND EXERCISE OF OPTION.........................................    23
DETERMINATION OF FAIR MARKET RENTAL..................................    23
RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL.............    24
PERSONAL TO TENANT...................................................    24
Option to Lease, Option to Purchase..................................    25
General Provisions...................................................    25
ATTORNEY'S FEES......................................................    25
AUTHORITY OF PARTIES.................................................    25
BROKERS..............................................................    25
CHOICE OF LAW........................................................    25
DISPUTE RESOLUTION...................................................    25
ENTIRE AGREEMENT.....................................................    26
ENTRY BY LANDLORD....................................................    26
ESTOPPEL CERTIFICATES................................................    26
EXHIBITS.............................................................    27
INTEREST.............................................................    27
MODIFICATIONS REQUIRED BY LENDER.....................................    27
NO PRESUMPTION AGAINST DRAFTER.......................................    27
NOTICES..............................................................    27
RENT.................................................................    27
REPRESENTATIONS......................................................    27
RIGHTS AND REMEDIES..................................................    27
SEVERABILITY.........................................................    28
SUBORDINATION........................................................    28
SUBMISSION OF LEASE..................................................    28
SURVIVAL OF INDEMNITIES..............................................    28
TIME.................................................................    28
TRANSPORTATION DEMAND MANAGEMENT PROGRAMS............................    28
WAIVER OF RIGHT TO JURY TRIAL........................................    29
USE OF ROOF..........................................................    29

RECORDATION..........................................................    29
EXHIBIT A - Project..................................................    31
EXHIBIT B-2 - Shell Plans and Specifications.........................    32
EXHIBIT C - Building Shell Definition................................    33
BUILDING STRUCTURE...................................................    33
SITEWORK.............................................................    33
PLUMBING.............................................................    34
ELECTRICAL...........................................................    34
FIRE SPRINKLER.......................................................    34
SITE AMENITIES.......................................................    34
EXHIBIT C - Building Shell Definition................................    34
EXHIBIT D - Tenant Improvement Plans and Specifications..............    35
EXHIBIT E - Option to Lease..........................................    36

GRANT OF OPTION......................................................    36
TERM OF OPTION.......................................................    36
EXERCISE OF OPTION...................................................    36
CONDITIONS PRECEDENT.................................................    36
LEASE OF THE OPTION BUILDING.........................................    36
CONSTRUCTION OF SHELL AND TENANT IMPROVEMENTS........................    38
SUCCESSORS...........................................................    38
EXHIBIT D - Tenant Improvement Plans and Specifications..............    39

    1.  PARTIES:    THIS LEASE, is entered into on this ____ day of April,
1997, between SOBRATO INTERESTS III, a California Limited Partnership, whose address is 10600 North De Anza Boulevard, Suite 200, Cupertino, CA 95014 and NETWORK EQUIPMENT TECHNOLOGIES, a Delaware Corporation, whose address is 800 Saginaw Drive, Redwood City, California, 94063, hereinafter called respectively Landlord and Tenant.

    2.  PREMISES:    Landlord hereby leases to Tenant, and Tenant hires from
Landlord those certain Premises with the appurtenances, situated in the City of Fremont, County of Alameda, State of California, consisting of a two-story office building of approximately 100,000 square feet ("Building 1", as highlighted in red on Exhibit "B-1) and 350 parking places which shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area, in a project initially consisting of 3 buildings totaling approximately 280,000 square feet on an approximately 17.5-acre first phase portion of a larger 33.5-acre site ("Project) as outlined in red on EXHIBIT "A". In addition, Tenant shall have the non-exclusive right to use the common area ("Common Area") surrounding the Building and additional buildings constructed within the Project. Unless expressly provided otherwise, the term Premises as used herein shall include the Tenant Improvements (defined in Section 5.B) constructed by Tenant pursuant to Section 5.B. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on adjacent land in the Project owned by Landlord, so long as such construction does not involve the removal of site amenities such as the volleyball court and outdoor seating or a reduction in size of the approximately 79,000 square foot amphitheatre area and water feature ("Quad") adjacent to the Building.

Notwithstanding the provisions of this Section 2, Tenant shall be permitted to schedule with Landlord and reserve the Quad for its exclusive use from time to time for the purpose of conducting company meetings and events.

    3.  USE:

      A.  PERMITTED USES:    Tenant shall use the Building only for the
following purposes and shall not change the use of the Building without the prior written consent of Landlord: Office, research and development, marketing, light manufacturing, storage and other incidental uses such as training rooms, cafeteria and health club. Tenant shall use only the number of parking spaces allocated to Tenant. All trucks and delivery vehicles shall (i) be parked at the rear of the Building near the loading areas, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonable necessary to complete the loading and unloading. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

      B.  USES PROHIBITED:    Tenant shall not commit or suffer to be
committed on the Premises any waste, nuisance, or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in or around the Premises, nor allow any sale by auction or any other use of the Premises for an unlawful purpose. Tenant shall not (i) damage or overload the electrical, mechanical or plumbing systems of the Premises, (ii) attach, hang or suspend anything from the ceiling, walls or columns of the building in excess of the load limits for which such items are designed or set any load on the floor in excess of the load limits for which the floor is designed, or
(iii) generate dust, fumes or waste products which create a fire or health hazard or damage the Premises or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature, or any waste materials, refuse, scrap or debris, shall be stored upon or permitted to remain on any portion of the Premises outside of the Building without Landlord's prior approval, which approval may be withheld in its sole discretion.

      C.  ADVERTISEMENTS AND SIGNS:    Tenant will not place or permit to be
placed, in, upon or about the Premises (excluding the interior of the Building) any signs not approved by the city or other governing authority. Tenant will not place or permit to be placed upon the Premises any signs, advertisements or notices without the written consent of Landlord as to type, size, design, lettering, coloring and location, which consent will not be unreasonably withheld. Any sign placed on the Premises shall be removed by Tenant, at its sole cost, prior to the Expiration Date or promptly following the earlier termination of the lease, and Tenant shall repair, at its sole cost, any damage or injury to the Premises caused thereby, and if not so removed, then Landlord may have same so removed at Tenant's expense. Landlord hereby approves the general size and location of the exterior signs as shown in green on Exhibit "B-1".

    4.  TERM AND RENTAL:

      A.  BASE MONTHLY RENT:    The term ("Lease Term") shall be for one
hundred forty-four (144) months, commencing on the Commencement Date, estimated to occur on April 1, 1998, but finally determined pursuant to
Section 5.G, and ending one hundred forty-four (144) months thereafter ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises an amount equal to the product of multiplying One Dollar and Twenty-Five Cents ($1.25) by the Rentable Square Footage (as hereinafter defined) of the Building. "Rentable Square Footage" is defined as the square footage of the Building when measured from outside exterior wall/glass to outside exterior wall/glass of each floor, including covered docks, covered entries, covered patios and covered balconies, but excluding roof overhangs. The Rentable Square Footage shall be derived based on Exhibit "B-2" as defined below and attached hereto. Base Monthly Rent shall be due in advance on or before the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid to Landlord in lawful money of the United States of America, without offset or deduction, except as set forth herein, and without prior notice or demand, at the address specified in Section 1 of this Lease or at such place or places as may be designated by Landlord during the Lease Term. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly
installment.       B.  RENTAL ADJUSTMENT:  Beginning twenty four (24) months
after the Commencement Date, and every twenty four (24) months thereafter (an "Adjustment Date"), the then-payable Base Monthly Rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index that has occurred during the twenty four (24) months preceding the then-applicable Adjustment Date. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the Commencement Date for the first Adjustment (or previous Adjustment Date, as applicable), shall be considered the "Base Index". If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then-payable Base Monthly Rent shall be increased by multiplying the then-payable Base Monthly Rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Notwithstanding any subsequent decrease in the Index, the increase in the CPI for any calendar year shall never be less than three percent (3%) nor more than eight percent (8%) per year compounded annually. On adjustment of the Base Monthly Rent, Landlord shall notify Tenant by letter stating the new Base Monthly Rent. Landlord's calculation of the Base Monthly Rent escalation shall be conclusive and binding unless Tenant objects to said calculation within sixty
(60) days of Tenant's receipt from Landlord of such calculation. Landlord's failure to adjust Base Monthly Rent on an Adjustment Date shall not prevent Landlord from retroactively adjusting Base Monthly Rent at any subsequent time during the Lease Term. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government in order to obtain substantially the same result as would have been obtained had the original Consumer Price Index been not been discontinued, revised or changed, which alternative index shall be selected by Landlord and shall be subject to Tenant's written approval.

      C.  LATE CHARGES:    Tenant hereby acknowledges that late payment by
Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include but are not limited to: administrative, processing, accounting, and late charges which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage, or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or other sum due from Tenant shall not be received by Landlord or its designee within five (5) days after that Rent is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, which late charge shall be due and payable on the same date that the overdue amount was due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, excluding interest and attorneys fees and costs. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate specified in Section 19.J and calculated from the date thirty (30) days following the date such amount became due until the date such rent is paid. Acceptance by Landlord of such late charge shall not constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

Notwithstanding the foregoing, Tenant shall be granted one exception per calendar year when Base Monthly Rent may be received by Landlord up to ten
(10) days after notice to Tenant that such Base Monthly Rent is past due before Tenant incurs the 5% late charge.

      D.  SECURITY DEPOSIT:    Prior to the Lease Commencement Date, Tenant
shall deposit with Landlord the sum of One Hundred Twenty Five Thousand and No/100 Dollars ($125,000.00) ("Security "Deposit"). Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit at any time provided only that Landlord certifies to the issuer of the letter of credit that Tenant is in default under the Lease. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by
Tenant.   In the event Landlord draws against the letter of credit, Tenant shall replenish the existing letter of credit or cause a new letter of credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required.

Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit.. If Tenant defaults with respect to any provisions of the Lease, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default; and (iii) any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. If Tenant shall default more than three (3) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the Security Deposit shall, within ten (10) days after demand by Landlord, be increased by Tenant to an amount equal to three (3) times the Base Monthly Rent. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant's agents, employees, contractors and invitees ("Tenant's Agents"). Tenant may not assign or encumber the Security Deposit without the consent of Landlord. any attempt to do so shall be void and shall not be binding on Landlord. If Tenant performs every provision of this Lease to be performed by Tenant, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction. In the event of termination of Landlord's interest in this Lease, Landlord may deliver or credit the security Deposit to Landlord's successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit.

    5.  CONSTRUCTION AND POSSESSION:

      A. BUILDING SHELL CONSTRUCTION: Landlord shall cause the shell of the Building ("Building Shell") to be constructed by independent contractors to be employed by and under the supervision of South Bay Construction ("General Contractor"), in general accordance with preliminary shell and site plans attached hereto as EXHIBIT "B-1" ("Preliminary Site

Plan and Specifications"). Final Building Shell plans and guideline specifications shall be prepared by Arctec ("Architect") consistent with Exhibit "B-1" and approved by Landlord and Tenant for attachment by June 15, 1997 as EXHIBIT "B-2" ("Shell Plans and Specifications"). Landlord shall pay for all costs and expenses associated with the construction of the Building Shell. The Building Shell shall include those items set forth in the attached EXHIBIT "C" ("Building Shell Definition").

      B.  TENANT IMPROVEMENT PLANS:    Tenant, at Tenant's sole cost and
expense, has hired Gensler & Associates ("Gensler") to prepare plans and outline specifications ("Tenant Improvement Plans and Specifications") which shall be attached as EXHIBIT "D" by August 29, 1997 with respect to the construction of improvements to the interior premises ("Tenant Improvements"). In addition, Gensler shall provide the Architect no later than April 21, 1997 with the interior stair and elevator locations and any other information related to the Tenant Improvement Plans and Specifications that Tenant wishes to be incorporated into the Shell Plans and Specifications. The Tenant Improvements shall consist of all items not included within the scope of the Building Shell Definition. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow General Contractor to construct the Tenant Improvements. The General Contractor shall contract directly with Tenant for construction of the Tenant Improvements and shall construct the Tenant Improvements in accordance with
all Tenant Improvement Plans and Specifications.   Landlord shall provide
Tenant a work allowance to be utilized by Tenant for the construction of Tenant Improvements ("Work Allowance") in an amount equal to the product of multiplying the Rentable Square Footage by Twenty-Five Dollars and Twenty-Five Cents ($25.25). The Work Allowance shall be paid by Landlord to Tenant as payments become due from Tenant to General Contractor. The Tenant Improvements shall not be removed or altered by Tenant without the prior written consent of Landlord as provided in Section 7. Tenant shall have the right to depreciate and claim and collect any investment tax credits in the Tenant Improvements during the initial Lease Term. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.

      C.  PRICING:    Within ten (10) days after completion of the Tenant
Improvements Plans and Specifications, General Contractor shall submit to Tenant competitive bids from at least three (3) subcontractors for each aspect of the work related to the Tenant improvements. General Contractor must utilize the low bid in each case unless Tenant approves General Contractor's use of another subcontractor, and the cost of the Tenant Improvements shall be based upon construction expenses equal to the sum of the bid amounts as approved by Tenant. Upon Tenant's written approval of the contract bids, which approval shall not be unreasonably withheld or delayed, Landlord and Tenant shall be deemed to have given their respective approvals of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and General Contractor shall proceed with the construction of the Tenant Improvements in accordance with the terms of Section 5.G below. If Tenant does not specifically approve or disapprove the bids within seven (7) days, Tenant shall be deemed to have approved the bids.

      D.  CHANGE ORDERS:   Tenant shall have the right to order changes in
the manner and type of construction of the Building Shell or the Tenant Improvements. Upon request and prior to Tenant's submitting any binding change order, General Contractor shall promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on Landlord. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, General Contractor shall implement such change order and the cost of constructing the Tenant Improvements shall be paid by Tenant in accordance with the cost statement previously delivered by General Contractor to Tenant for any such change order.

      E.   BUILDING SHELL COSTS:   Landlord shall pay all costs associated
with the Building Shell.

      F.   TENANT IMPROVEMENT COSTS:   The cost of Tenant Improvements shall
consist of only the following to the extent actually incurred by General Contractor in connection with the construction of Tenant Improvements: construction costs, all permit fees, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements, and Landlord overhead as described in Section 5.H below. During the course of construction of Tenant Improvements, General Contractor may deliver to Tenant not more than once each calendar month a written request for payment which shall include and be accompanied by General Contractor's certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested, and certifying that the progress payment requested is due to a subcontractor of General Contractor pursuant to a contract between General Contractor and the subcontractor. Tenant shall pay General Contractor, within fifteen (15) days after Tenant's receipt of the above items, the costs incurred by General Contractor in connection with Tenant Improvements installed in the Building in accordance with the Tenant Improvement Plans and Specifications, minus the retention set forth below. Tenant shall be entitled to retain ten percent (10%) of the amount invoiced by General Contractor until the Tenant Improvements are Substantially Complete as defined in Section 5.G below. Tenant shall pay the retained balance owing to General Contractor within fifteen (15) days following the date that the Tenant Improvements are Substantially Complete. All costs for Tenant Improvements shall be fully documented to and verified by Tenant.

      G.   CONSTRUCTION:    Landlord shall use its reasonable efforts to
obtain a building permit from the City of Fremont as soon as possible after Tenant's approval of the Shell Plans and Specifications and to "Substantially Complete" construction of the Premises by April 1, 1998. The Building Shell and Tenant Improvements shall be deemed substantially complete ("Substantially Complete" or "Substantial Completion") when the Building Shell and Tenant Improvements have been substantially completed in accordance with the Shell Plans and Specifications and Tenant Improvement Plans and Specifications, and the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority for the Building Shell and Tenant Improvements, as well as the issuance of a certificate by the Architect certifying that the Building Shell has been substantially completed in accordance with the plans and the issuance of a certificate by Gensler certifying that the Tenant Improvements have been substantially completed in accordance with the plans. Completion of the landscaping shall not be required to deem the Premises "Substantially Complete" if inclement weather prevents Landlord from finishing this portion of the work. Any prevention, delay or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuel or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other act of God, and another causes beyond the reasonable control of Landlord (except financial inability) shall extend the dates contained in this Section 5.G by a period equal to the period of any said prevention, delay or stoppage.

      H. GENERAL CONTRACTOR PROFIT: As compensation to General Contractor for its services related to construction of the Building Shell and Tenant Improvements, General Contractor shall receive as profit a fee of 3% of the total construction costs incurred by General Contractor. The General Contractor's fee for profit and overhead related to construction of the Building Shell shall be the same percentage rate as the fee charged by the General Contractor to Tenant for construction of the Tenant Improvements.

      I.  TENANT DELAYS:    A "Tenant Delay" shall mean any delay in
Substantial Completion of the Building as a result of any of the following:
(i) Tenant's failure to complete or approve the Tenant Improvement Plans by the dates set forth in Section 5.B, (ii) Tenant's failure to approve the bids for construction by the dates set forth in Section 5.C, (iii) changes requested by Tenant to either the Shell Plans and Specifications or the Tenant Improvement Plans and Specifications which delay the progress of the work, (iv) Tenant's request for materials components, or finishes which are not available in a commercially reasonable time given the anticipated Commencement Date, (v) Tenant's failure to pay, when due, any amounts requested to be paid by Tenant pursuant hereto, (vi) Tenant's request for more than one (1) rebidding of the cost of all or a portion of the work, and
(vii) any errors or omissions in the Tenant Improvement Plans provided by Gensler. Notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date the Premises are Substantially Complete, the Commencement Date shall be deemed to be the date Commencement Date would have occurred if no Tenant Delay had occurred as reasonable determined by Landlord. In addition, if a Tenant Delay results in an increase in the cost of the labor or materials, Tenant shall pay the cost of such increases.

      J. INSURANCE: General Contractor shall procure (as a cost of the Building Shell) a "Broad Form" liability insurance policy in the amount of Three Million Dollars ($3,000,000.00). Landlord shall also procure (as a cost of the Building Shell) builder's risk insurance for the full replacement cost of the Building Shell and Tenant Improvements while the Building and Tenant Improvements are under construction, up until the date that the fire insurance policy described in Section 9 is in full force and effect.

      K.   PUNCH LIST & WARRANTY:   After the Building Shell and Tenant
Improvements are Substantially Complete, Landlord shall cause the General Contractor to immediately correct any construction defect or other "punch list" item which Tenant brings to General Contractor's attention. All such work shall be performed so as to reasonably minimize the interruption to Tenant and its activities on the Premises. General Contractor shall provide a standard contractor's warranty with respect to the Premises for one (1) year from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant's negligence or misuse, and acts of God.

      L.   OTHER WORK BY TENANT:   All work not described in the Shell Plans
and Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced, General Contractor shall notify Tenant and shall permit Tenant and its authorized representatives and contractors access to the Premises before the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant or its authorized representatives and contractor shall be undertaken upon the following conditions: (i) if the entry into the Premises by Tenant or its representatives or contractors interferes with or delays General Contractor's work, Tenant shall cause the party responsible for such interference or delay to leave the Premises; and (ii) any contractor used by Tenant in connection with such entry and installation shall not interfere with General Contractor's work.

    6.  ACCEPTANCE OF POSSESSION AND COVENANTS TO SURRENDER:

    A.  DELIVERY AND ACCEPTANCE:    On the Commencement Date, Landlord shall
deliver and Tenant shall accept possession of the Premises and enter into occupancy of the Building on the Commencement Date. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition with the Building Shell and Tenant Improvements substantially complete, excepting only latent defects. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for "Punch List" type items of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure execute such acceptance agreement. Within one hundred eighty (180) days after the Commencement Date, Tenant agrees to be in occupancy of at least fifty percent (50%) of the rentable square footage of the Premises.

      B.  CONDITION UPON SURRENDER:    Tenant further agrees on Expiration
Date or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, normal wear and tear excepted. In this regard, "normal wear and tear" shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair replacement, and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the Expiration Date or sooner termination of this Lease: (i) all holes in interior walls shall be patched and painted so as to match the wall, (ii) all tiled floors shall be cleaned and waxed, (iii) all carpets shall be cleaned and shampooed, (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced, (v) all cabling placed above the ceiling by Tenant shall be removed, (vi) all windows shall be washed; (vii) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm, (viii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses. On or before the Expiration Date or sooner termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises. All property and fixtures not so removed shall be deemed as abandoned by Tenant. If Landlord requires pursuant to Section 7 below, Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work; provided however, that (i) Tenant shall not be required to pay for any work related to bringing the foundation, exterior load bearing walls and roof structure of the Building into compliance with applicable building codes and laws then in effect; and (ii) Tenant shall not be required to pay for any work which may be required to bring areas outside the Building into compliance with then-applicable building codes and laws. .

      C. FAILURE TO SURRENDER: If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this Section 6, Tenant shall be deemed in a holdover tenancy pursuant to this Section 7.C and Tenant shall indemnify, defend, and hold Landlord harmless against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord in returning the Premises to the required condition, plus interest at the Agreed Interest Rate. Any holding over after the termination or Expiration Date with Landlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Tenant shall pay as Base Monthly Rent to Landlord a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Tenant under this Lease. This provision shall survive the termination or expiration of the Lease.

    7.  ALTERATIONS AND ADDITIONS:

      A.  TENANT'S ALTERATIONS:    With the exception of Tenant Improvements
installed as part of initial construction of the Premises, Tenant shall not make, or suffer to be made, any alteration or addition to the Premises ("Alterations"), or any part thereof, without obtaining Landlord's prior written consent and delivering to Landlord the proposed architectural and structural plans for all such Alterations at least fifteen (15) days prior to the start of construction. After receipt of Tenant's architectural and structural plans, Landlord shall have a period of ten (10) business days thereafter to grant its consent, which consent shall not be unreasonably withheld. Landlord shall indicate to Tenant at the time of Tenant's request, whether or not Landlord will require Tenant to remove such Alterations at the Expiration Date. Tenant shall, at Tenant's sole cost and expense, remove such Alterations as Landlord requires and shall repair and restore said Premises or such parts thereof before the Expiration Date, unless exempted pursuant to Section 7.B below. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to extent such compliance is necessitated by the repair and restoration work; provided, however, that (i) Tenant shall not be required to pay for any work related to bringing the foundation, exterior load bearing walls and roof structure of the Building into compliance with applicable building codes and laws then in effect; and (ii) Tenant shall not be required to pay for any work which may be required to bring areas outside the Building into compliance with then-applicable building codes and laws. If such Alterations affect the structure of the Building, Tenant additionally agrees to reimburse Landlord its reasonable out-of-pocket costs incurred in reviewing Tenant's plans. After obtaining Landlord's consent, Tenant shall not proceed to make such Alterations until Tenant has obtained all required governmental approvals and permits, and provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant agrees to provide Landlord written notice of the anticipated and actual start-date of the work, and a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable building codes and laws. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 6 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense.

Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building or which do not cost more than Twenty Five Thousand Dollars ($25,000.00) per Alteration nor an aggregate of Fifty Thousand Dollars ($50,000.00) in any twelve (12) month period; provided, however, that Tenant shall still be required to deliver to Landlord the proposed architectural and structural plans for all such Alterations at least (15) days prior to the start of construction and comply with all other provisions of the preceding paragraph.

       B.  EXEMPTED ALTERATIONS:    Notwithstanding the provisions of Section
7.A above, Landlord shall not have the right to require Tenant to remove any Alterations at the end of the term of the Lease unless: (i) such Alterations were of a nature not typically found in manufacturing buildings; (ii) such Alterations create private offices smaller than 10'x12'; or (iii) such Alterations create hard wall partitioning that cover more than 35% of the interior square footage of the Premises or the perimeter window space of the
Premises.         C.  FREE FROM LIENS:    Tenant shall keep the Premises free
from all liens arising out of work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge the lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

      D. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: The term Governmental Regulations shall include all federal, state, county, city or governmental agency laws, statutes, ordinances, standards, rules, requirements, or orders now in force or hereafter enacted, promulgated, or issued. The term also includes government measures regulating or enforcing public access, occupational, health, or safety standards for employers, employees, landlords, or tenants. Tenant shall continuously and without exception repair and maintain the Premises, including Tenant improvements, Alterations, fixtures, and furnishings, in an order and condition in compliance with all Governmental Regulations. Tenant, at its sole expense, shall make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations to the extent that the Governmental Regulations relate to or are required by and Law because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Alterations or Trade Fixtures. Landlord, at Landlord's sole expense, shall promptly make all repairs, replacements, alterations, or improvements needed to comply with all Governmental Regulations to the extent not required by Tenant pursuant to the preceding sentence. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, regulation or other requirement in its use of the Premises shall be conclusive of that fact as between Landlord and Tenant.

    8.  MAINTENANCE OF PREMISES:

      A.  LANDLORD'S OBLIGATIONS:    Landlord at its sole cost and expense,
shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building Shell. Landlord shall also, at Tenant's sole cost and expense through reimbursement as provided in this Section 8, clean, maintain, repair and replace when necessary the following parts of the Premises: (i) all plumbing and sewage facilities, (ii) all heating ventilating and air conditioning facilities and equipment (excluding adjustments to interior zones after initial occupancy of the Premises and balancing of the equipment), (iii) all exterior windows, door entrances, plate glass and glazing systems including caulking, and skylights, (iv) all automatic fire extinguisher equipment, (v) the parking lot and all underground utility facilities servicing the Premises, (vi) all elevator equipment, (vii) the roof membrane system, and (viii) all waterscape, landscaping and shrubbery. With respect to items (ii), (vi) and (vii) above, Landlord shall provide Tenant, upon request from Tenant, a copy of a service contract between Landlord and a licensed service contractor providing for period maintenance of all such systems or equipment in conformance with the manufacturer's recommendations. Landlord shall provide Tenant a copy of such preventive maintenance contracts and paid invoices for the recommended work if requested by Tenant.

      B.  TENANT'S OBLIGATIONS:     Unless required by Landlord pursuant to
Section 8.A above or unless such
services are shared (in which event the provisions of Sections 8.C, 8.D and 8.D shall apply as to such shared services), Tenant shall clean, maintain, repair and replace when necessary the Premises and every part thereof through regular inspections and servicing, including but not limited to: (i) all fixtures, interior walls, floors, carpets and ceilings, and (ii) all electrical facilities and equipment. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements.

      C.  LANDLORD AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:
Tenant agrees to reimburse Landlord for Tenant's Allocable Share (as defined in Section 8.E below) of the expenses resulting from Landlord's payment of Common Area Costs (as defined in Section 8.D below). Tenant agrees to pay its Allocable Share of the Common Area Costs as additional rental within thirty (30) days of written invoice from Landlord.

      D.  COMMON AREA COSTS:    For purposes of calculating Tenant's
Allocable Share of Building and Project Costs, the term "Common Area Costs" is defined as all costs and expenses of the nature hereinafter described which are incurred by Landlord in connection with ownership and operation of the Project in which the Premises are located, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to the following: (i) common area utilities, including water, to the extent not separately metered; (ii) common area maintenance and service agreements for the Project and the equipment therein, including without limitation, maintenance of the sidewalks, landscaping, waterscape, roof membrane, parking areas, driveways, service areas, and the building exterior; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if required pursuant to Section 9.B) insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); (v) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Building or Project, upon the occupancy of the Building or Project and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale, transfer or other change of ownership of the Building or Project, as such taxes are levied or appear on the City and County tax bills and assessment rolls; and (vi) fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in the expenses to be reimbursed by Tenant shall not exceed the monthly rate of 5% of the Base Monthly Rent, which the parties acknowledge as a reasonable and fair market value for such services. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. This is a "Net" Lease, meaning that Base Monthly Rent is paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs is intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

      E.  TENANT'S ALLOCABLE SHARE:    For purposes of prorating Common Area
Costs which Tenant shall pay, Tenant's Allocable Share of Common Area Costs shall be computed by multiplying the total Common Area Costs by a fraction, the numerator of which is the Rentable Square Footage of the Building and the denominator of which is either the total Rentable Square Footage of the Building if the service is allocable only to the Building, or the total square footage of the Project if the service is allocable to the entire Project. Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the Lease Commencement and Expiration dates and is subject to recalculation in the event of expansion of the Building or Project.

      F.  WAIVER OF LIABILITY:     Failure by Landlord to perform any defined
services, if any, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character or by any other cause, similar or dissimilar, shall not render Landlord liable to Tenant in any respect, including damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery utilized in supplying the services listed herein break down or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease and shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing.

Notwithstanding the foregoing, in the event Landlord fails to perform in its obligation under Section 8.A above to maintain plumbing and sewage facilities, HVAC equipment, exterior windows, door entrances, plate glass and glazing systems, skylights, fire extinguisher equipment, the parking lot, underground utilities, elevator equipment, the roof membrane or landscaping related to the Premises, Tenant may, after providing Landlord thirty (30) days' written notice, undertake such maintenance at its own cost if Landlord has not commenced such maintenance and Landlord shall reimburse Tenant for its expenditure. The provisions of this paragraph do not apply to items about which Landlord and Tenant may disagree as to the scope or necessity of work.

      G. REVIEW: Landlord shall maintain at all times during the term of this Lease, at the office of Landlord, accurate records with respect to Common Area Costs for the previous two-year period of the Lease, and shall retain such records and such other documents as are reasonably necessary to audit the Common Area Costs. Upon two weeks prior notice from Tenant, Landlord shall make available for Tenant's inspection (or inspection performed by Tenant's accountant and/or consultants) at Landlord's office, during normal business hours, Landlord's records relating to the Common Area Costs for the most recent two years of the Lease. If an audit, review or inspection by a Tenant or Tenant's accountant or consultant alleges an overbilling, Tenant may submit a claim for the overbilled amount to Landlord, detailing the nature of the overbilling, and Landlord shall have thirty (30) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord's contest of Tenant's claims. If Landlord's statement is determined to be in error by 3% or more, Landlord shall reimburse Tenant within thirty (30) days following such determination for any overpayment of Common Area Costs, as well as the cost of Tenant's review of Landlord's books and records not to exceed $2,500.00 (including the cost of Tenant's accountant or consultant, neither of which cost may be included as Common Area Costs), together with interest on such amount, calculated at the Interest Rate, from the dates such amounts were initially paid by Tenant.

      H. RECOVERY: Landlord shall not expend more than the reasonable and fair market value for any goods, services, labor or materials purchased or provided by Landlord in connection with the management, operation, maintenance and repair of the Building or the Common Area.

    9.  HAZARD INSURANCE:

      A.  TENANT'S USE:    Tenant shall not use or permit the Premises, or
any part thereof, to be used for any purpose other than that for which the Premises are hereby leased; and no use of the Premises shall be made or permitted, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be sold, kept, or used in or about the Premises, any article prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all requirements of any insurance company or organization necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and appurtenances.

      B.  LANDLORD'S INSURANCE:    Landlord agrees to purchase and keep in
force fire, extended coverage insurance in an amount equal to the replacement cost of the Building (not including any Tenant Improvements or Alterations paid for by Tenant from sources other than the Work Allowance) as determined by Landlord's insurance company's appraisers. Tenant agrees to pay Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within thirty (30) days after written invoice to Tenant. If required by the holder of the first deed of trust on the property, such fire and property damage insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and shall contain reasonable deductibles which, in the case of earthquake and flood insurance may be up to 15% of the replacement value of the property. Additionally Landlord may maintain a policy of (i) commercial general liability insurance insuring Landlord (and such others designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or Project in an amount as Landlord determines is reasonably necessary for its protection, and (ii) rental lost insurance covering a twelve (12) month period. It is understood and agreed that Tenant's obligation under this Section will be prorated to reflect the Lease Commencement and Expiration Dates.

Notwithstanding the above, Tenant shall have no obligation to pay premiums payable with respect to earthquake insurance covering the Premises, unless such coverage is (i) required by the lender in whose favor a first deed of trust of the Premises has been granted, and (ii) is also generally required by institutional lenders on similar properties in Alameda County. In such event, the amount of the earthquake insurance premium required to be paid by Tenant shall be limited to an amount equal to four (4) times the premium for casualty insurance for the Building.

      C.  TENANT'S INSURANCE:    Tenant agrees, at its sole cost, to insure
its personal property, Tenant Improvements (for which it has paid from sources other than the Work Allowance), and Alterations for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a combined single limit of not less than Five Million Dollars ($5,000,000.00). Tenant's liability insurance shall be primary insurance containing a cross-liability endorsement, and shall provide coverage on an "occurrence" rather than on a "claims made" basis. Tenant shall name Landlord and Landlord's lender as an additional insured and shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

      D.  WAIVER:    Landlord and Tenant hereby waive all rights each may
have against the other on account of any loss or damage sustained by Landlord or Tenant, as the case may be, or to the Premises or its contents, which may arise from any risk covered by their respective insurance policies (or which would have been covered had such insurance policies been maintained in accordance with this Lease) as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against Landlord or Tenant, as the case may be.

    10.  TAXES:    Tenant shall be liable for and shall pay as additional
rental, prior to delinquency, the following: (i) all taxes and assessments levied against Tenant's personal property and trade or business fixtures;
(ii) all real estate taxes and assessment installments or other impositions or charges which may be levied on the Premises or upon the occupancy of the Premises, including any substitute or additional charges which may be imposed applicable to the Lease Term; and (iii) real estate tax increases due to a sale, transfer or other change of ownership of the Premises as it appears on the City and County tax bills during the Lease Term. Tenant's obligation under this Section shall be prorated to reflect the Lease Commencement and Expiration Dates. If, at any time during the Lease Term a tax, excise on rents, business license tax or any other tax, however described, is levied or assessed against Landlord as a substitute or addition, in whole or in part, for taxes assessed or imposed on land or Building, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent; except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of Landlord, then at Landlord's sole election, Landlord may increase the Base Monthly Rent by the exact amount of such tax and Tenant shall pay such increase. If by virtue of any application or proceeding brought by or on behalf of Landlord, there results a reduction in the assessed value of the Premises during the Lease Term, Tenant agrees to reimburse Landlord for all costs incurred by Landlord in connection with such application or proceeding. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant, provided Tenant does not withhold or delay its required payment to Landlord during such contention. Landlord shall not be required to join in any such proceeding or contest unless the provisions of any law require that the proceeding or contest be brought by or in the name of the owner of the Premises. In such event, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name, provided that Landlord is not required to bear any cost in connection therewith.

    11.  UTILITIES:    Tenant shall pay directly to the providing utility all
water, gas, electric, telephone, and other utilities supplied to the Premises. Landlord shall not be liable for loss of or injury to person or property, however occurring, through or in connection with or incidental to furnishing or failure to furnish utilities to the Premises, and Tenant shall not be entitled to abatement or reduction of any portion of Base Monthly Rent or any other amount payable under this Lease.

    12.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

      A.  TENANT'S RESPONSIBILITY:    Without the prior written consent of
Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, create, release, emit, or dispose (nor permit any of the same) from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Division 22 Title 26 of the California Code of Regulations as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord's approval may be withheld in its reasonable judgment. In the event Landlord consents to Tenant's use of Hazardous Materials on the Premises, Tenant represents and warrants that it will do the following: (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections; (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises; (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards; (iv) surrender the Premises free from any Hazardous Materials arising from Tenant's bringing, using, permitting, generating, creating, releasing, emitting or disposing of Hazardous Materials; and (v) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date.

      B.  TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS:    Tenant shall,
at its sole cost and expense, comply with all laws pertaining to, and shall with counsel reasonably acceptable to Landlord, indemnify, defend and hold harmless Landlord and Landlord's shareholders, directors, officers, employees, partners, affiliates, and agents from, any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant through the surface soils of the Premises during the Lease Term or the violation of any environmental law, by Tenant or Tenant's Agents. Tenant's indemnification and hold harmless obligations include, without limitation, the following: (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source; (iii) all costs of defending such claims; (iv) Losses attributable to diminution in the value of the Premises or the Building; (v) Loss or restriction of use of rentable space in the Building; (vi) Adverse effect on the marketing of any space in the Building; and (All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders or judgments), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation. This indemnification shall survive the expiration or termination of this Lease.

      C.  ACTUAL RELEASE BY TENANT:    Tenant agrees to notify Landlord of
any lawsuits or orders of which it becomes aware which relate to the remedying of or actual release of Hazardous Materials on or into the soils or ground water at or under the Premises. Tenant shall also provide Landlord all notices required by Section 25359.7(b) of the Health and Safety Code and all other notices required by law to be given to Landlord in connection with Hazardous Materials. Without limiting the foregoing, Tenant shall also deliver to Landlord, within twenty (20) days after receipt thereof, any written notices received from any governmental agency alleging a material violation of, or material failure to comply with, any federal, state or local laws, regulations, ordinances or orders, the violation of which of failure to comply with poses a foreseeable and material risk of contamination of the ground water or injury to humans (other than injury solely to Tenant, Tenant's Agents and employees within the Building).

    In the event of any release on or into the Premises or into the soil or ground water under the Premises of any Hazardous Materials used, treated, stored or disposed of by Tenant, Tenant agrees to comply, at its sole cost, with all laws, regulations, ordinances and orders of any federal, state or local agency relating to the monitoring or remediation of such Hazardous Materials. In the event of any such release of Hazardous Materials, Tenant agrees to meet and confer with Landlord and its Lender to attempt to eliminate and mitigate any financial exposure to such Lender and resultant exposure to Landlord under California Code of Civil Procedure Section 736(b) as a result of such release, and promptly to take reasonable monitoring, cleanup and remedial steps given, inter alia, the historical uses to which the Property has and continues to be used, the risks to public health posed by the release, the then available technology and the costs of remediation, cleanup and monitoring, consistent with acceptable customary practices for the type and severity of such contamination and all applicable laws. Nothing in the preceding sentence shall eliminate, modify or reduce the obligation of Tenant under 12.B of this Lease to indemnify and hold Landlord harmless from any claims liabilities, costs or expenses incurred or suffered by Landlord. Tenant shall provide Landlord prompt written notice of Tenant's monitoring, cleanup and remedial steps.

      In the absence of an order of any federal, state or local governmental or quasi-governmental agency relating to the cleanup, remediation or other response action required by applicable law, any dispute arising between Landlord and Tenant concerning Tenant's obligation to Landlord under this
Section 12.C concerning the level, method, and manner of cleanup, remediation or response action required in connection with such a release of Hazardous Materials shall be resolved by mediation and/or arbitration pursuant to the provisions of Section 19.E of this Lease.

      D.  ENVIRONMENTAL MONITORING:     Landlord and its agents shall have
the right to inspect, investigate, sample and monitor the Premises including any air, soil, water, ground water or other sampling or any other testing, digging, drilling or analysis to determine whether Tenant is complying with the terms of this Section 12. If Landlord discovers that Tenant is not in compliance with the terms of this Section 12, any such costs incurred by Landlord, including attorneys' and consultants' fees, shall be due and payable by Tenant to Landlord within thirty (30) days following Landlord's written demand therefore.

    13.  TENANT'S DEFAULT:    The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: (i) Tenant's failure to pay any rent due under this Lease within ten (10) days after written receipt of notice from Landlord that such rent is past due,
(ii) the abandonment of the Premises by Tenant, as defined in California Civil Code Section 1951.3; (iii) Tenant's failure to observe and perform any other required provision of this Lease, where such failure continues for thirty (30) days after written notice from Landlord; (iv) Tenant's making of any general assignment for the benefit of creditors; (v) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); (vi) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (vii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (viii) any default by Tenant on other buildings leased by Tenant within the Project.

      A.  REMEDIES:    In the event of any such default by Tenant, then in
addition to other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event Landlord elects to so terminate this Lease, Landlord may recover from Tenant all the following: (i) the worth at time of award of any unpaid rent which had been earned at the time of such termination; (ii) the worth at time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (iii) the worth at time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom; including the following: (x) expenses for repairing, altering or remodeling the Premises for purposes of reletting, (y) broker's fees, advertising costs or other expenses of reletting the Premises, and (z) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions. and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law. The term "rent", as used herein, is defined as the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to this Lease, all such other sums being deemed as additional rent due hereunder. As used in
(i) and (ii) above, "worth at the time of award" shall be computed by allowing interest at a rate equal to the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (iii) above, "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

      B.  RIGHT TO RE-ENTER:     In the event of any such default by Tenant,
Landlord shall have the right, after terminating this Lease, to re-enter the Premises and remove all persons and property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and disposed of by Landlord in any manner permitted by law.

      C.  ABANDONMENT:     If Landlord does not elect to terminate this Lease
as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. In the event that Landlord elects to so relet, rentals received by Landlord from such reletting shall be applied in the following order to: (i) the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; (ii) the payment of any cost of such reletting; (iii) the payment of the cost of any alterations and repairs to the Premises; and (iv) the payment of Base Monthly Rent due and unpaid hereunder. The residual rentals, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Landlord shall have no obligation to relet the Premises following a default if Landlord has other available space within the Building or Project. In the event the portion of rentals received from such reletting which is applied to the payment of rent hereunder during any month be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

      D.  NO TERMINATION:     Landlord's re-entry or taking possession of the
Premises pursuant to 13.B or 13.C shall not be construed as an election to terminate this Lease unless written notice of such intention is given to Tenant or unless the termination is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

      E.  NON-WAIVER:   Landlord may accept Tenant's payments without waiving
any rights under this Lease, including rights under a previously served notice of default. No payment by Tenant or receipt by Landlord of a lesser amount than any installment of rent due shall be deemed as other than payment on account of the amount due. If Landlord accepts partial payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

Furthermore, the Landlord's acceptance of Rent from the Tenant when the Tenant is holding over without express written consent does not convert Tenants Tenancy from a tenancy at sufferance to a month to month tenancy. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Landlord of any provision of this Lease must be in writing. Such waiver shall affect only the provision specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Only written notice from Landlord to Tenant of acceptance shall constitute such acceptance of surrender of the Premises. Landlord's consent to or approval of any act by Tenant which requires Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      F.  PERFORMANCE BY LANDLORD:    If Tenant fails to perform any
obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may, without notice, without waiving any rights or remedies and without releasing Tenant from its obligations hereunder, perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance, including interest at the Agreed Interest Rate within ten (10) days of Landlord's written notice for such payment.

    14.  LANDLORD'S  LIABILITY:

      A.  LIMITATION ON LANDLORD'S LIABILITY:    In the event of Landlord's
failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure.
 Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable
payment or deposit.   Tenant Further waives any right to terminate this Lease
and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief, with the sole exception that if Landlord fails to perform in its obligation under Section 8.A to maintain plumbing and sewage facilities, HVAC equipment, exterior windows, door entrances, plate glass and glazing systems, skylights, fire extinguisher equipment, the parking lot, underground utilities, elevator equipment, the roof membrane or landscaping related to the Premises, Tenant may, after providing Landlord thirty (30) days' written notice, undertake such maintainence at its own cost if Landlord has not commenced such maintenance. This exception does not apply to items about which Landlord and Tenant may disagree as to the scope or necessity of work.

      B.  LIMITATION ON TENANT'S RECOURSE:    If Landlord is a corporation
trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Premises. Tenant shall have recourse only to the interest of Landlord in the Premises or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

      C.  INDEMNIFICATION OF LANDLORD:    As a material part of the
consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify and hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises, Building, and/or Project by Tenant and Tenant's Agents or from the failure of Tenant to keep the Premises in good condition and repair as herein provided, except to the extent due to the active negligence or willful misconduct of Landlord. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant and Tenant's Agents. Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

    15.  DESTRUCTION OF PREMISES:

      A. DESTRUCTION BY AN INSURED CASUALTY: In the event of a destruction of the Premises during the Lease Term by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction, Landlord shall repair the same to the extent of such proceeds. Such destruction shall not annul or void this Lease; however, Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the repairs interfere with Tenant's business in the Premises, as reasonably determined by Landlord. If the repairs cannot be made in 180 days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord, then Landlord or Tenant may terminate this Lease within fifteen (15) days of Landlord's determination of the foregoing. Notwithstanding the foregoing, either Landlord or Tenant shall have the option to terminate the Lease in the event of a total destruction of the Premises or in the event of a partial destruction occurs in the last year of the Lease Term and will take more than sixty (60) days to repair. In no event shall Landlord be required to replace or restore Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, Tenant's fixtures or personal property. With respect to a destruction which Landlord is obligated to repair or may elect to repair under the terms of this Section, Tenant waives the provisions of Section 1932, and Section 1933, Subdivision 4, of the Civil Code of the State of California, and any other similarly enacted statute, and the provisions of this Section 15 shall govern in the case of such destruction.

      B.  DESTRUCTION BY AN UNINSURED CASUALTY:    In the event of a total or
partial destruction of the Premises during the Lease Term by a casualty for which

Landlord has not received insurance proceeds sufficient to repair the damage or destruction, Landlord may elect to either (i) terminate this Lease by giving written notice to Tenant within fifteen (15) days after determining the replacement cost and furnishing reasonable evidence thereof to Tenant; or
(ii) rebuild the Premises, provided the damage can be repaired within one hundred eighty (180) days from the date of receipt of all governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, as reasonably determined by Landlord. Notwithstanding the foregoing, if the cost to repair the damage from an uninsured casualty is less than 5% of the then replacement cost of the Building (excluding Tenant Improvements), then Landlord shall repair the damage. If Landlord contributes to payment for an uninsured loss, the contributed amount shall be amortized over the useful life of the improvements and such amortized amount shall be reimbursed by Tenant to Landlord as additional rent, together with interest at the prime rate of Union Bank plus two percent (2%). If Landlord so elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate.

      C.  TENANT'S RIGHT TO CANCEL ADJACENT LEASES:    In the event the Lease
is terminated pursuant to Section 15.A or 15.B above, Tenant shall have the right to simultaneously terminate its leases for the other buildings within the first phase of the Project leased by Tenant.

    16.  CONDEMNATION:    If any part of the Premises shall be taken for any
public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and only a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the day before title vests in the condemnor or purchaser ("Vesting Date") and Base Monthly Rent payable hereunder shall be adjusted so that Tenant is required to pay for the remainder of the Lease Term only such portion of Base Monthly Rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event, Landlord shall have the option to terminate this Lease as of the Vesting Date. If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate on the Vesting Date. If part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto; but Landlord shall cooperate with Tenant, without cost to Landlord, to recover compensation for damage to or taking of any Alterations, Tenant Improvements paid for by Tenant from sources other than the Work Allowance, or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue, and the provisions of this Section 16 shall govern in the case of such taking.

    17.  ASSIGNMENT OR SUBLEASE:

      A.  CONSENT BY LANDLORD:    Except as specifically provided in this
Section 17, Tenant may not assign, sublet, hypothecate, or allow a third party to use the Premises without the express written consent of Landlord, which consent shall not be unreasonably withheld as defined below. In the event Tenant desires to assign this Lease or any interest herein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord (i) executed counterparts of any agreement and of all ancillary agreements with the proposed assignee/subtenant, (ii) current financial statements of the transferee covering the preceding three years, (iii) the nature of the proposed transferee's business to be carried on in the Premises, (v) all consideration to be given on account of the Transfer, and (vi) a current financial statement of Tenant. Landlord may condition its approval of any Transfer to a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed assignment or sublease. Landlord shall have a ten (10) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 10-day period, Landlord shall be deemed to have elected option (ii) above. Landlord's written consent to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed assignee is a company with sufficient financial worth and management ability to undertake the financial obligation of this Lease and Landlord has been furnished with reasonable proof thereof; (iii) the proposed assignment or sublease is in form reasonably satisfactory to Landlord; and (iv) Tenant reimburses Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent, not to exceed $2,500.00; and (vi) Tenant shall not have advertised or publicized the availability of the Premises without prior notice to Landlord. In the event all or any one of the foregoing conditions are not satisfied, Landlord shall be considered to have acted reasonably if it withholds its consent.

      B.  ASSIGNMENT OR SUBLETTING CONSIDERATION:    Any rent or other
economic consideration realized by Tenant under any sublease and assignment, in excess of the rent payable hereunder and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant, after first deducting all direct costs incurred by Tenant in connection with such transaction. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve it of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

      C.  NO RELEASE:    Any assignment or sublease, including assignments or
deemed assignments pursuant to Section 17.D below, shall be made only if and shall not be effective until the assignee or subtenant shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent by

Landlord from any subtenant or assignee, Tenant and any guarantor shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant or assignee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming compensation in connection with the proposed assignment or sublease.

      D.  REORGANIZATION OF TENANT:    If Tenant is a corporation, the
following shall be deemed a voluntary assignment of Tenant's interest in this
Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation, and
(ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors.

      E.  PERMITTED TRANSFERS:    Notwithstanding anything contained in this
Section 17, so long as Tenant otherwise complies with the provisions of this Article, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as such transaction is not entered into as a subterfuge by Tenant to be relieved of or otherwise diminish its obligations under this Lease; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquisition is not entered into as a subterfuge by Tenant to be relieved of or otherwise diminish its obligations under this Lease.

      F.  EFFECT OF DEFAULT:    In the event of Tenant's default, Tenant
hereby assigns all rents due from any
assignment or subletting to Landlord as security for performance of its obligations under this Lease, and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in Section 13 above. A Lease termination due to Tenant's default shall not automatically terminate an assignment or sublease then in existence; rather at Landlord's election, such assignment or sublease shall survive the Lease termination, the assignee or subtenant shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the sublease or assignment; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the subtenant or assignee, or for any acts or omissions of Tenant and Tenant's Agents.

      G.  CONVEYANCE BY LANDLORD:    As used in this Lease, the term
"Landlord" is defined only as the owner for the time being of the Premises, so that in the event of any sale or other conveyance of the Premises or in the event of a master lease of the Premises, Landlord shall be entirely freed and relieved of all its covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale or the master tenant of the Premises, that the purchaser or master tenant of the Premises has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Such transferor shall transfer and deliver Tenant's security deposit to the purchaser at any such sale or the master tenant of the Premises, and thereupon the transferor shall be discharged from any further liability in reference thereto.

      F.  SUCCESSORS AND ASSIGNS:    Subject to the provisions this Section
17, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all parties hereto; and all parties hereto shall be jointly and severally liable hereunder.

    18.  OPTION TO EXTEND THE LEASE TERM:

      A.  GRANT AND EXERCISE OF OPTION:    Provided Tenant concurrently
exercises its options to extend the lease terms on all other buildings leased by Tenant within the first phase portion of the Project, Landlord grants to Tenant, subject to the terms and conditions set forth in this Section 18.A, two (2) options (the "Options") to extend the Lease Term for an additional term (the "Option Term"). Each Option Term shall be for a period of sixty (60) months and shall be exercised, if at all, by written notice to Landlord no earlier than eighteen (18) months prior to the Expiration Date but no later than twelve (12) months prior to the Expiration Date. If Tenant exercises the Option, all of the terms, covenants and conditions of this Lease except this Section shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that Base Monthly Rent for the Premises payable by Tenant during the Option Term shall be the greater of either the average of Base Monthly Rent paid during the previous term, or the then Fair Market Rental as hereinafter defined. Notwithstanding anything herein to the contrary, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" is defined as the rental and all other monetary payments, including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) that Landlord could obtain during the Option Term from a third party desiring to lease the Premises, based upon the current use and other potential uses of the Premises, as determined by the rents then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building.

      B.  DETERMINATION OF FAIR MARKET RENTAL:    If Tenant exercises the
Option, Landlord shall send Tenant a notice setting forth the Fair Market Rental for the Option Term within thirty (30) days following the Exercise Date. If Tenant disputes Landlord's determination of Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or that Tenant disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 18.C below. If Tenant does not send Landlord a notice as provided in the previous sentence, Landlord's determination of Fair Market Rental shall be the basis for determining the Base Monthly Rent payable by Tenant during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 18.C and such procedures are not concluded prior to the commencement date of the Option Term, Tenant shall pay to Landlord as Base Monthly Rent the Fair Market Rental as determined by Landlord in the manner provided above. If the Fair Market Rental as finally determined pursuant to Section 18.C is greater than Landlord's determination, Tenant shall pay Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C within thirty
(30) days after such determination. If the Fair Market Rental as finally determined in Section 18.C is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 18.C shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

      C.   RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL:    Any
disagreement regarding Fair Market Rental shall be resolved as follows:

        1. Within thirty (30) days after Tenant's response to Landlord's notice setting forth the Fair Market Rental, Landlord and Tenant shall meet at least two (2) times at a mutually agreeable time and place, in an attempt to resolve the disagreement.

        2. If within the 30-day period referred to above, Landlord and Tenant cannot reach agreement as to Fair Market Rental, each party shall select one appraiser to determine Fair Market Rental. Each such appraiser shall arrive at a determination of Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described above.

      3. If only one appraisal is submitted within the requisite time period, it shall be deemed as Fair Market Rental. If both appraisals are submitted within such time period and the two appraisals so submitted differ by less than ten percent (10%), the average of the two shall be deemed as Fair Market Rental. If the two appraisals differ by more than 10%, the appraisers shall immediately select a third appraiser who shall, within thirty (30) days after his selection, make and submit to Landlord and Tenant a determination of Fair Market Rental. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be Fair Market Rental.

        4. All appraisers specified pursuant to this Section shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser.

      D.  PERSONAL TO TENANT:    All Options provided to Tenant in this Lease
are personal and granted to Network Equipment Technologies and any entity resulting from a permitted transfer as set forth in Section 17.E above and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole and absolute discretion. In the event Tenant has multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

    19.  OPTION TO LEASE :   Landlord has granted Tenant an option to lease
addition buildings on the terms set forth in EXHIBIT "E".

    20.  GENERAL PROVISIONS:

      A.  ATTORNEY'S FEES:    In the event a suit or alternative form of
dispute resolution is brought for the possession of the Premises, for the recovery of any sum due hereunder, to interpret the Lease, or because of the breach of any other covenant herein; then the losing party shall pay to the prevailing party reasonable attorney's fees including the expense of expert witnesses, depositions and court testimony as part of its costs which shall be deemed to have accrued on the commencement of such action. The prevailing party shall also be entitled to recover all costs and expenses including reasonable attorney's fees incurred in enforcing any judgment or award against the other party. The foregoing provision relating to post-judgment costs is severable from all other provisions of this Lease.

      B.  AUTHORITY OF PARTIES:   Each party represents and warrants to the
other party that it is duly formed and in good standing, and is duly authorized to execute and deliver this Lease on behalf of it, and that this Lease is binding upon the signing party in accordance with its terms. At either party's request, the other party shall provide the requesting party with proof in a form acceptable to the requesting party, authorizing the execution of the Lease.

      C.  BROKERS:    Tenant represents it has not utilized or contacted a
real estate broker or finder with respect to this Lease other than Julien J.

Studley, Inc. and Tenant agrees to indemnify, defend and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

      D.  CHOICE OF LAW:    This Lease shall be governed by and construed in
accordance with California law.   Venue shall be Alameda County.

      E.  DISPUTE RESOLUTION:     Landlord and Tenant and any other party
that may become a party to this Lease or be deemed a party to this Lease including any subtenants agree to and shall mediate any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute,, except for any claim by Landlord for unlawful detainer, or any action within the jurisdiction of the small claims court. The mediation shall be held prior to any court action or arbitration. The mediation shall be confidential and in accordance with California Evidence Code Section1152.5. In the event the parties are not able to agree on a mediator within thirty days JAMS or another judicial and mediation service mutually acceptable to the parties shall appoint a mediator. In the event the mediator determines that a second mediation session is necessary, it shall be conducted in accordance with this paragraph. Should the prevailing party attempt an arbitration or a court action before attempting to mediate, THE PREVAILING PARTY SHALL NOT BE ENTITLED TO ATTORNEYS FEES THAT MIGHT OTHERWISE BE AVAILABLE TO THEM IN A COURT ACTION OR ARBITRATION, AND IN ADDITION THERETO, THE PARTY WHO IS DETERMINED BY THE ARBITRATOR TO HAVE RESISTED MEDIATION SHALL BE SANCTIONED BY THE ARBITRATOR OR JUDGE. Except for any claim by Landlord for unlawful detainer or any claim within the Jurisdiction of the small claims court (which for such claims the parties agree shall be the sole court of competent jurisdiction), any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Lease, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by JAMS or another judicial and mediation service mutually acceptable to the parties involving first mediation, followed, if necessary, by final and binding arbitration administered by and in accordance with the then-existing rules and practice of the judicial and mediation service selected, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof. The parties to the arbitration shall have those rights of discovery that the arbitrator(s) deem necessary (after application to the arbitrator(s)) to a full and fair hearing of the matter. However, in no event shall the parties be entitled to propound interrogatories or requests for admissions during the arbitration process. The arbitrator shall be a retired judge or a licensed California Attorney. The venue for any such arbitration's or mediations shall be in Santa Clara County.

      F.  ENTIRE AGREEMENT:    This Lease contains all of the agreements and
conditions made between the parties hereto and may not be modified orally or in any other manner other than by written agreement signed by all parties hereto or their respective successors in interest. This Lease supersedes and revokes all previous negotiations, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant.

      G.  ENTRY BY LANDLORD:    Upon prior notice to Tenant and subject to
Tenant's reasonable security regulations, Tenant shall permit Landlord and his agents to enter into and upon the Premises at all reasonable times, and without any rent abatement or reduction or any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, for the following purposes: (i) inspecting and maintaining the Premises; (ii) making repairs, alterations or additions to the Premises; (iii) erecting additional building(s) and improvements on the land where the Premises are situated or on adjacent land owned by Landlord; and (iv) performing any obligations of Landlord under the Lease including remediation of hazardous materials if determined to be the responsibility of Landlord. Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours.

      H.  ESTOPPEL CERTIFICATES:    At any time during the Lease Term,
Landlord or Tenant shall, within ten (10) days following written notice from the other party, execute and deliver to the requesting party a written statement certifying, if true, the following: (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification); (ii) the date to which rent and other charges are paid in advance, if any; (iii) acknowledging that there are not, to such party's knowledge, any uncured defaults on either party's part hereunder (or specifying such defaults if they are claimed); and (iv) such other information as either party may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of Landlord's interest in the Premises. Landlord or Tenant's failure to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect without modification, except as may be represented by such party, and that there are no uncured defaults in such party's performance. Tenant agrees to provide, within fifteen (15) days of Landlord's request, Tenant's most recent three (3) years of audited financial statements for Landlord's use in financing the Premises or Landlord's interest therein.

      I.  EXHIBITS:    All exhibits referred to are attached to this Lease
and incorporated by reference.

      J.  INTEREST:    All rent due hereunder, if not paid when due, shall
bear interest at the rate of the Reference Rate published by Bank of America, San Francisco Branch, plus two percent (2%) per annum from that date until paid in full ("Agreed Interest Rate"). This provision shall survive the expiration or sooner termination of the Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to Tenant by application of the amount of excess interest paid against any sums outstanding in any order that Landlord requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to Tenant by Landlord. To ascertain whether any interest payable exceeds the limits imposed, any non-principal payment(including late charges) shall be considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

      K.  MODIFICATIONS REQUIRED BY LENDER:     If any Lender of Landlord
requires a modification of this Lease that will not increase Tenant's cost or expense or materially or adversely change Tenant's rights and obligations, this Lease shall be so modified and Tenant shall execute whatever reasonable documents are required and deliver them to Landlord within ten (10) days after the request.

      L.  NO PRESUMPTION AGAINST DRAFTER:    Landlord and Tenant understand,
agree and acknowledge that this Lease has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

      M.  NOTICES:    All notices, demands, requests, or consents required to
be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. when a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

      N.  RENT:    All monetary sums due from Tenant to Landlord under this
Lease, including, without limitation those referred to as "additional rent", shall be deemed as rent.

      O.  REPRESENTATIONS:    Tenant acknowledges that neither Landlord nor
any of its employees or agents have made any agreements, representations, warranties or promises with respect to the Premises or with respect to present or future rents, expenses, operations, tenancies or any other matter.
 Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its employees or agents for that purpose.

      P.  RIGHTS AND REMEDIES:    All rights and remedies hereunder are
cumulative and not alternative to the extent permitted by law, and are in addition to all other rights and remedies in law and in equity.

      Q.  SEVERABILITY:    If any term or provision of this Lease is held
unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

      R.  SUBORDINATION:    This Lease is subject and subordinate to ground
and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, to any covenants, conditions or restrictions of record, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance ("Holder") require that this Lease be prior and superior thereto, within seven (7) days after written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay Base Monthly Rent and additional rent and observes and performs all required provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any documents required by Landlord or the Holder to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, then in addition to such failure constituting a default by Tenant, it shall be deemed that this Lease is so subordinated to such Encumbrance. Notwithstanding anything to the contrary in this Section, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such encumbrance.

Notwithstanding the foregoing, the subordination of this Lease shall be subject to Tenant's receipt of a

Nondisturbance and Attornment Agreement in a commercially reasonable form.

      S.  SUBMISSION OF LEASE:    Submission of this document for examination
or signature by the parties does not constitute an option or offer to lease the Premises on the terms in this document or a reservation of the Premises in favor of Tenant. This document is not effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

      T. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under this Lease shall survive the expiration or sooner termination of the Lease.

      U.  TIME:    Time is of the essence hereunder.

      V. TRANSPORTATION DEMAND MANAGEMENT PROGRAMS: Should a government agency or municipality require Landlord to institute TDM (Transportation Demand Management) facilities and/or program, Tenant agrees that the cost of TDM imposed facilities required on the Premises, including but not limited to employee showers, lockers, cafeteria, or lunchroom facilities, shall be paid by Tenant. Further, any ongoing costs or expenses associated with a TDM program which are required for the Premises and not provided by Tenant, such as an on-site TDM coordinator, shall be provided by Landlord with such costs being included as additional rent and reimbursed to Landlord by Tenant within thirty (30) days after demand.

      W.  WAIVER OF RIGHT TO JURY TRIAL:    Landlord and Tenant waive their
respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

      X.  USE OF ROOF:    Tenant shall have the exclusive right to use the
roof of the Building at no charge to place and maintain telecommunications antennas, microwave or satellite dishes and other communications equipment. Such use of the roof shall be subject to receipt of all required government approvals, at Tenant's sole cost. The placements of any such antennas or satellite dishes or other communications equipment on the roofs, the modifications of the roof to accommodate such equipment, and the installation of any such equipment shall be subject to Landlord's reasonable prior approval of the plans and methods therefore. Such use of the roof shall not restrict, impair or negate any warranty relating to the roofs and Tenant shall be responsible for any and all damage, leakage or extraordinary wear and tear to the roof occurring as a result of such use of the roofs. Installation of such equipment shall be supervised by Landlord and performed in a first class workmanlike manner. Prior to the Expiration Date, Tenant shall, at its sole cost and expense, remove all such roof equipment as Landlord desires and restore the roof to its condition as of the Commencement Date. Such repair and restoration shall include causing the roof to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by removal of the roof equipment and restoration work on the roof.

Y. RECORDATION:    Within forty-five (45) days after the execution and
delivery of this Lease by Landlord and Tenant, Landlord shall execute and notarize a short form Memorandum of Lease, in recordable form, and shall deliver the same to Tenant for Tenant's recording. Within (45) days following the finalizing by Landlord of a new parcel map for the Project, Landlord and Tenant shall execute all necessary documents to eliminate the Short Form Memorandum of Lease and shall concurrently execute a new short form Memorandum of Lease for recordation on the parcel affected by this Lease. At such time, Landlord and Tenant shall also execute a Memorandum of Lease for recordation on parcels affected by Tenant's Option to Lease pursuant to Exhibit "E" of this Lease. Prior to the expiration or earlier termination of the Lease and/or Option to Lease, Tenant agrees to promptly execute all necessary documents to eliminate the Short Form Memorandum of Lease as an exception to title.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first above written.

LANDLORD:  Sobrato Interests III              TENANT:  Network Equip-
a California Limited Partnership              ment Technologies
                                              a Delaware Corporation

By: /s/                                        By: /s/
-----------------------------                  ---------------------------
Its:  General Partner                          Its:  Sr. Vice President & CFO

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

                           EXHIBIT  - OPTION TO LEASE

                                    RECITALS:

   A. As part of the consideration for Tenant entering into the Lease, Landlord is willing to grant to Tenant an option to lease a maximum of two
(2) buildings to be constructed on two adjacent parcels of land, approximately 5.3 and 4.5 acres respectively, owned by Landlord and shown on
SCHEDULE 1 ("Option Properties). Such buildings currently do not exist, but Landlord is willing, subject to the conditions set forth herein, to construct such buildings if Tenant exercises such option to lease, all pursuant to the terms and conditions set forth below. Such buildings and property is herein referred to as the "Option Buildings".

    B. The parties now wish to document the terms of such option to lease the Option Buildings.

NOW, THEREFORE, in consideration of the execution of the Lease by both parties, and in consideration of the mutual covenants set forth below, the parties agree as follows:

    1.  GRANT OF OPTION.    Landlord hereby grants to Tenant an option to
lease the Option Buildings (the "Option") subject to the terms and conditions set forth in this Agreement.

    2.  TERM OF OPTION.    Tenant shall be entitled, subject to paragraph 3
below, to exercise the Option at any time during the period commencing on the execution date of the Lease and ending on June 1, 1999. Such period shall herein be referred to as the "Option Period".

    3.  EXERCISE OF OPTION.    Tenant shall exercise the Option only by
delivery of written notice to Landlord within the Option Period of such exercise ("Exercise Date"). Tenant shall be entitled to exercise the Option only if at the time of such exercise Tenant is not in default under the terms of the Lease. In the event the Lease has been terminated for any reason, this Option shall automatically terminate. At the time Tenant exercises the Option, Tenant must notify Landlord of the amount of building square footage it desires to lease pursuant to the Option.

    4.  CONDITIONS PRECEDENT.    Landlord's obligation to construct the
Option Buildings are expressly conditioned upon Landlord's ability to within one hundred twenty (120) days of the Exercise Date to (i) secure a commitment by an institutional lender to make a fixed rate non-recourse non-participating loan to Landlord in a minimum amount equal to eighty-five percent (85%) of Total Project Costs (as defined below), and (ii) obtain all permits and governmental approvals necessary for the construction of the Option Buildings.

    5.  LEASE OF THE OPTION BUILDING.    Within thirty (30) days after
Tenant's exercise of the Option, Landlord and Tenant shall enter into a written lease of the Option Buildings (the "Option Building Lease"). The Option Building Lease shall be on the same terms as the Lease, except as follows:

        (a) The Premises shall be Option Buildings. References in the Lease format shall be changed in the Option Building Lease to refer to Option Building.

        (b) Landlord shall provide 3.5 parking spaces per 1,000 square feet of leasable space within the Option Buildings.

        (c) The term shall commence upon the date of Substantial Completion (as the term is defined in the Lease) of the Building Shell and Tenant Improvements for the Option Building ("Commencement Date"), and end on the twelfth (12th) anniversary thereof, with options to extend pursuant to the Lease.

        (d) Rent shall be payable beginning on the Commencement Date. Base Monthly Rent shall be equal to one hundred thirty percent (130%) of (i) the product of the (i) Total Project Costs as defined below and (ii) the best non-participating twelve (12) year fixed rate permanent loan constant available prior to the start of construction of the Option Building. In no event shall the amortization period of the loan exceed twenty (20) years. In the event that actual project costs have not been determined by the Commencement Date, the rent shall be based on Landlord's reasonable estimate of Project Costs until such time as actual Project Costs are available.

        Total Project Costs shall be equal to the sum of (i) the Fair Market Value of the Property, at the time Tenant exercises the Option determined by appraisal as provided in the Lease, (ii) payments by Landlord for labor and materials to contractors performing construction work in connection with the Option Buildings, (iii) fees for building permits, licenses, inspection, utility connections or extensions, and any other fees imposed by governmental entities, (iv) fees of engineers, architects, consultants and others providing professional services in connection with the construction of the Option Buildings, (v) construction loan interest paid by Landlord including interest on Landlord's equity with respect to the construction of the Option Buildings, calculated at the reference rate charged by Union Bank plus one percent (1%), (vi) loan fees payable for the construction and/or permanent loan for the Option Buildings (vii) real property taxes and assessments levied against the Property during the period the Option Buildings is constructed, (viii) liability and builders risk insurance premiums and completion bond premiums paid by Landlord with respect to the construction of the Option Buildings, (ix) real estate leasing commissions or fees payable by Landlord with respect to the Option Buildings in the event Tenant retains a broker; and (x) a sum equal to seven percent (7%) of the Total Project Cost, for Landlord's construction and development services including onsite and offsite supervision and management services provided by Landlord.

        The Base Monthly Rent shall then be increased on the same basis as provided in Section 4.B of the Lease.

        (e) The security deposit (in the form of a letter of credit) shall be equal to the Base Monthly Rent amount for the Option Buildings for the first month of the term.

        (f) The Work Allowance shall be modified to (i) reflect a Work Allowance of Twenty Five Dollars ($25.00) times the number of leasable square feet of space in the Option Buildings, and (ii) require Tenant's submission to Landlord of its Tenant Improvement Plans as set forth below in this Agreement.

        (g) The Lease shall be amended (i) to extend the original Lease Term so as to be co-terminus with the original term of Option Building Lease; and
(ii) to provide that a default under Lease shall be deemed a default under the Option Building Lease; and that a default under the Option Building Lease shall be deemed a default under the Lease. The rent for the Premises under the Lease during the extended term shall be at Fair Market Value (as the term is therein defined) but not less than the rent paid in the preceding period

    6.  CONSTRUCTION OF SHELL AND TENANT IMPROVEMENTS.

        (a) Within sixty (60) days after Tenant's exercise of the Option, Landlord shall deliver to Tenant plans and specifications for construction of the shell of Option Buildings (together called the "Shell Plans"). The Shell Plans shall contemplate construction of two buildings of 100,000 leasable square feet each. "Leasable Square Feet" shall include all square footage within the Option Buildings when measured from outside exterior wall/glass to outside exterior wall/glass of each floor, including docks, entries, patios and balconies covered by a structural roof, but excluding roof overhangs. The Shell Plans shall contemplate construction of a Building Shell of a design and size similar to the Building Shell of the Premises.

        (b) Within ninety (90) days after Tenant's receipt of the Shell Plans, Tenant shall submit to Landlord, for Landlord's approval, Tenant Improvement Plans respecting Tenant Improvements that Tenant desires Landlord to construct in the Option Buildings. General Contractor shall commence construction of Option Buildings as soon as reasonably possible after removal of the conditions precedent outlined in Section 4 of this Exhibit, and continue diligently to construct the same until completion thereof in accordance with the Shell Plans. All costs of construction of the Building Shell of Option Buildings shall be borne solely by Landlord. The costs included within the Building Shell construction shall be as set forth in EXHIBIT "C" of the Lease. All costs of Tenant Improvements in excess of the Work Allowance shall be borne solely by Tenant.

    7.  SUCCESSORS.    The Option provided Tenant in this Exhibit is personal
and granted to Network Equipment Technologies and is not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. Except as previously provided, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. In no event, however, shall any lender be obligated to perform the terms this Option in the event of a foreclosure of Landlord's interest in the Premises or the Property.